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TOWER INTERNATIONAL, INC.

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2018 Notice of Annual Meeting of Stockholders and Proxy Statement

Tower International, Inc.
17672 Laurel Park Drive North, Suite 400E
Livonia, Michigan 48152
March 21, 2018
Dear Fellow Stockholders:
We are pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Tower International, Inc., which will be held in the Laurel Park Office Complex located at 17672 Laurel Park Drive North, Livonia, Michigan at 8:30 a.m. local time on April 19, 2018. This booklet includes the Notice of Annual Meeting and the Proxy Statement, which will serve as your guide to the business to be conducted.
As I reflect on my first full year as CEO, I am extremely proud of our new leadership team and the accomplishments we achieved together, as “One Tower”. Some notable highlights include:
•
Increasing the quarterly dividend to our shareholders by 9%;

•
The execution of five major product launches;

•
Delivering solid financial performance — growing our revenue and earnings, generating free cash flow; and

•
Achieving significant new business awards thereby increasing our three-year new business backlog by 20%.

We hope that you will be able to attend this year’s Annual Meeting. Your vote is extremely important. Whether or not you plan to attend and exercise your right to vote your shares in person, please promptly complete, sign, date and return the enclosed proxy or voting instruction card(s) using the enclosed envelope or vote by telephone or the internet to ensure that your shares will be represented. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your continued investment in Tower International and the trust that you have placed in us. We sincerely appreciate your support.
Very truly yours,
James C. Gouin
Chief Executive Officer

Tower International, Inc.
17672 Laurel Park Drive North, Suite 400E
Livonia, Michigan 48152
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 19, 2018
To the Stockholders of Tower International, Inc.
NOTICE IS HEREBY GIVEN regarding the 2018 Annual Meeting of Stockholders of Tower International, Inc. (the “Company”), as follows:

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
When: Thursday, April 19, 2018 at 8:30 a.m., local time	Where: 17672 Laurel Park Drive North Livonia, Michigan 48152	Record Date: March 7, 2018
Directions to attend the meeting in person may be obtained by contacting Investor Relations at (248) 675-6457.

MEETING AGENDA AND VOTING MATTERS
Items of Business	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1 Election of two directors to hold office for a term of three years	FOR each director nominee	Page 6
2 Advisory vote on executive compensation	FOR	Page 7
3 Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR	Page 8
4 Any other business that may properly come before the Annual Meeting

WHO CAN ATTEND AND VOTE
Our stockholders of record at the close of business on March 7, 2018 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING
Voting instructions are printed on your proxy card or voting instruction card that you receive with this Proxy Statement and are also described in the Proxy Statement. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
YOUR VOTE IS EXTREMELY IMPORTANT. HERE ARE THE MANY DIFFERENT WAYS THAT YOU MAY VOTE:
Telephone	Internet	Mail	Mobile Device	In Person
Call toll-free at 1-800-690-6903 Have your proxy card in hand and simply follow the instructions	Visit www.proxyvote.com Have your proxy card in hand and simply follow the instructions	Mark, sign and date your proxy card or voting instruction form and return it in the postage pre-paid envelope	Scan this QR code Have your proxy card in hand and simply follow the instructions	Attend the Annual Meeting
Important Notice regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 19, 2018. The Proxy Statement and the accompanying Annual Report to Stockholders are available at www.proxyvote.com.
By Resolution of the Board of Directors,
Nanette Dudek
Vice President Legal Affairs & Compliance and Secretary
March 21, 2018
 | 2

i |

Tower International, Inc.
17672 Laurel Park Drive North, Suite 400E
Livonia, Michigan 48152
PROXY STATEMENT
These proxy materials are being provided in connection with the 2018 Annual Meeting of Stockholders of Tower International, Inc. This Proxy Statement, the accompanying proxy card or voting instruction card, and our 2017 Annual Report to Stockholders were first mailed to stockholders on or about March 21, 2018. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote in connection with the 2018 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular, annual meeting of stockholders. You will be voting on the following proposals at the Annual Meeting:

(1)
election of two directors to hold office for a term of three years;

(2)
a non-binding resolution approving the compensation of the Company’s executive officers;

(3)
ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

(4)
any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote:

(1)
For the election of Thomas K. Brown and James Chapman as directors for three year terms;

(2)
For the non-binding resolution approving the compensation of the Company’s executive officers;

(3)
For the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Who is entitled to vote at the Annual Meeting?

The Board of Directors has set March 7, 2018 as the record date for the Annual Meeting (the “Record Date”). All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

How many votes can be cast by stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. There were 20,542,382 shares of our common stock

Tower International 2018 Proxy Statement | 1

 QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
outstanding and entitled to vote as of the close of business on the Record Date.
How many votes must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. A “quorum” is a majority of the outstanding shares of common stock as of the Record Date. Your shares are counted as present at the Annual Meeting if either you are present at the Annual Meeting and vote in person, or if you vote by phone, internet, or mail using the proxy card or voting instruction card. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee lacks the discretionary authority to vote on certain matters or has not received a completed voting instruction card providing voting instructions from the beneficial owner in respect of these specific matters.

How many votes are required to elect directors and approve the other proposals?

To elect directors under Proposal 1, our by-lawsrequire that a director nominee be elected by a majority of votes cast in all elections other than “Contested Elections” (as defined in our by-laws). Abstentions and broker non-votes are not considered as votes cast and are not counted in determining the outcome of the voting results. At the Annual Meeting, proxies may not be voted for more than two director nominees, and stockholders may not cumulate their voting power.

The approval of the advisory (non-binding) proposal to approve executive compensation and the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm each requires the affirmative vote of a majority of the shares entitled to vote on the matter present in person or represented by proxy. Broker non-votes will have no effect on the outcome of these matters. Abstentions will have the same effect as votes cast against the proposals.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you sign and return your proxy card or voting instruction card in the enclosed envelope but do not mark selections, the “proxies” will cast your votes for any unmarked selections according to the Board’s recommendation for that proposal. “Proxies” designated by the Board of Directors this year are James C. Gouin and Nanette Dudek.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not return your voting instruction card to your broker, the broker or other nominee has the ability to vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. However, the uncontested election of directors at a stockholder meeting is not considered a routine matter. Therefore, brokers do not have discretion to vote on the uncontested election of directors. Similarly, brokers do not have discretion to vote your shares with respect to the advisory vote on executive compensation.
Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse brokers and other nominees for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

2 | Tower International 2018 Proxy Statement

 QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote and this can be done at any time before it is exercised at the Annual Meeting. If you hold your shares directly, you may revoke your proxy by giving written notice to the Secretary of the

Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy card to the Company or by voting in person at the Annual Meeting. If you do not hold your shares in your name, you may change your vote by complying with the instructions in your voting instruction card. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

Tower International 2018 Proxy Statement | 3

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
When: Thursday, April 19, 2018 at 8:30 a.m., local time	Where: 17672 Laurel Park Drive North Livonia, Michigan 48152	Record Date: March 7, 2018

MEETING AGENDA AND VOTING MATTERS
Items of Business	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1 Election of two directors to hold office for a term of three years	FOR each director nominee	Page 6
2 Advisory vote on executive compensation	FOR	Page 7
3 Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR	Page 8
4 Any other business that may properly come before the Annual Meeting
4 | Tower International 2018 Proxy Statement

 PROXY SUMMARY

MEMBERS OF OUR BOARD OF DIRECTORS
Name	Age	Director Since	Principal Occupation	Independent	Audit	Compensation	Nominating & Corporate Governance
DIRECTOR NOMINEES (Class II, if elected, term expires 2021)
Thomas K. Brown ★	62	2014	Chairman of our Board; Retired Group Vice President, Global Purchasing, Ford Motor Company	✓		✓	✓
James Chapman	55	2010	Non-Executive Director, CSC ServiceWorks, Inc.; Non-Executive Advisory Director, SkyWorks Capital, LLC	✓	✓
CONTINUING DIRECTORS (Class I, term expiring 2020)
Alison Davis-Blake	59	2014	President-elect, Bentley University	✓	✓		✓
Frank E. English, Jr.	72	2010	Retired Senior Advisor, Morgan Stanley & Co.	✓	✓	✓
James C. Gouin	58	2017	Chief Executive Officer, Tower International, Inc.
CONTINUING DIRECTORS (Class III, term expiring 2019)
Dev Kapadia	46	2007	Senior Managing Director, Cerberus Capital Management, L.P.	✓		✓	✓
Mark Malcolm	64	2007	Retired President and Chief Executive Officer, Tower International, Inc.
Meetings in 2017					7	4	3
★
– Chairman of the Board
– Committee Chair

– Audit Committee Financial Expert

Tower International 2018 Proxy Statement | 5

THE PROPOSALS
Proposal No. 1 — The Election of Directors
Stockholders will be asked to elect two directors to serve on the Board of Directors at the Annual Meeting for terms of three years. The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three nor more than fifteen directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the current number of directors at seven.
The Company’s Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible, with the terms of office of the directors of each Class ending in different years. Class I has three directors, Class II has two directors and Class III has two directors. The terms of directors in Classes II and III end at the Annual Meetings in 2018, and 2019, respectively. Class I director terms end at the Annual Meeting in 2020.
The Board of Directors has nominated Thomas K. Brown and James Chapman for election as Class II directors for three-year terms expiring at the 2021 Annual Meeting. When elected, directors hold office for a three year term and until the election and qualification of their respective successors or until any such director’s earlier resignation or removal.
Please see the section labeled “Directors and Executive Officers — Nominees and Continuing Directors” for information about the nominees for election as directors and the current members of our Board who will continue serving following the Annual Meeting.
Directors are elected by a majority voting standard in uncontested elections. Under the majority voting standard, a nominee for director will be elected to the
Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such director’s election. In the event that an incumbent director fails to receive a majority of the votes cast at the Annual Meeting, the Nominating & Corporate Governance Committee, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the incumbent director’s resignation, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board accepts the resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy.
Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card or voting instruction card, your shares will be voted for the election of the two nominees recommended by the Board of Directors unless you choose to abstain or withhold authority to vote with respect to any of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee or nominees as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

The Board of Directors unanimously recommends that you vote FOR the election of Thomas K. Brown and James Chapman as directors for three year terms.
6 | Tower International 2018 Proxy Statement

 THE PROPOSALS
Proposal No. 2 — Advisory Vote on Executive Compensation
In accordance with Securities and Exchange Commission (“SEC”) rules, stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed later in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.
The Company’s goal for its executive compensation program is to reward executives who provide leadership for and contribute to our financial success. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its executive compensation program satisfies this goal.
The CD&A, beginning on page 23, provides detailed information on the Company’s executive compensation program and the decisions made by our Compensation Committee regarding executive compensation.
The Company requests stockholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Committee Report, the CD&A and the compensation tables).
As an advisory vote, this proposal is not binding. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as the Compensation Committee deems appropriate. The say-on-pay vote that occurred at the 2017 Annual Meeting of Stockholders resulted in 72.6% of the shares voted approving the compensation paid to our NEOs, excluding those abstaining from voting. Those voting results were lower than prior years. This may have been a reaction to the one-time special payments made to retain our then CEO and President through his retirement on December 31, 2016, which were contractual obligations agreed upon several years ago. Those payments were fully described in the 2016 CD&A. Our current NEOs do not have similar retirement packages. We, together with the Compensation Committee and the independent compensation advisor to that Committee, believe that our current program is consistent with that of our peer companies.
If no voting specification is made on a properly voted proxy card, the proxies named on the proxy card will vote “FOR” the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described in this Proposal 2.

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.
Tower International 2018 Proxy Statement | 7

 THE PROPOSALS
Proposal No. 3 — Ratification of the Appointment of
Deloitte & Touche LLP
The Audit Committee of the Company’s Board of Directors has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company as of December 31, 2018, and for the fiscal year then ending. At the Annual Meeting, stockholders will be asked to ratify this selection. Deloitte & Touche LLP has audited the Company’s financial statements beginning with the fiscal period ended December 31, 2007.
The Company has been advised by Deloitte & Touche LLP that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors and tax advisors. The Company has also been advised that representatives of Deloitte & Touche LLP will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
If no voting specification is made on a properly voted proxy card, the proxies named on the proxy card will vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as disclosed in this Proxy Statement and described in this Proposal 3.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
8 | Tower International 2018 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
Nominees and Continuing Directors
The following sets forth the names and ages of the nominees for election as directors and the current members of our Board of Directors who will continue serving following the Annual Meeting, as well as background information relating to each individual’s business experience, qualifications, attributes and skills and why the Board of Directors and Nominating & Corporate Governance Committee believe each individual is a valuable member of the Board of Directors.

Nominees for Election
Thomas K. Brown
Chairman of the Board of Directors
• Age 62 • Director Since 2014 • Committee(s): Compensation and Nominating & Corporate Governance • Other Public Company Directorships: 3M Company; ConAgra Foods

Experience, Qualifications and Skills
Thomas K. Brown was elected Chairman of our Board on April 30, 2017. He retired from Ford Motor Company (“Ford”) on August 1, 2013, after 14 years of service in various leadership positions in global purchasing. In 2008, Mr. Brown became Ford’s Group Vice President, Global Purchasing, with responsibility for approximately $90 billion of production and non-production procurement for Ford operations worldwide. From 1997 to 1999, he served in leadership positions at United Technologies Corporation (a multi-national conglomerate), including its Vice President, Supply Management. From 1991 to 1997, Mr. Brown served as Executive Director, Purchasing and Transportation, at QMS Inc., a provider of office printers. From 1976 to 1991, he served in various managerial roles at Digital Equipment Corporation, a computer manufacturer. Mr. Brown also serves on the board of directors of the National Park Foundation. Mr. Brown was elected to our Board based on his knowledge of our industry and his experience in purchasing and corporate management.

Tower International 2018 Proxy Statement | 9

 DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Election
James Chapman

• Age 55 • Director Since 2010 • Committee(s): Audit • Other Public Company Directorships: AerCap Holdings N.V.; Arch Coal, Inc.

Experience, Qualifications and Skills
James Chapman currently serves as non-executive director for CSC ServiceWorks, Inc. (“CSC”), an outsourced services provider to multi-family housing and related commercial property managers, and has been affiliated with CSC and affiliates since 1992. Mr. Chapman also serves as a non-executive advisory director of SkyWorks Capital, LLC (“SkyWorks”), an aviation and aerospace management consulting services company based in Greenwich, Connecticut, which he joined in December 2004. Prior to SkyWorks, Mr. Chapman held a variety of investment management, advisory and banking positions, covering a range of industries. Mr. Chapman was elected to our Board based on his financial and industry experience.

Continuing Directors
Alison Davis-Blake

• Age 59 • Director Since 2014 • Committee(s): Audit and Nominating & Corporate Governance • Other Public Company Directorships: None

Experience, Qualifications and Skills
Alison Davis-Blake is President-elect of Bentley University. She will begin her tenure on July 1, 2018. Previously she was the Leon Festinger Collegiate Professor of Management at University of Michigan’s Ross School of Business. From July 2016 through July 2017, she served as Special Advisor to the Provost, developing programs to effectively and efficiently bring business education to non-business students at the University and also developing training programs for new deans. Prior to taking that position, Ms. Davis-Blake was the Dean of the Stephen M. Ross School of Business at the University of Michigan from July 2011 through June 2016. Prior to becoming Dean at Ross, Ms. Davis-Blake had been Dean of the Carlson School of Management at the University of Minnesota since 2006; she was the first female Dean at both Carlson and Ross. At both schools she significantly expanded the business program offerings, global study opportunities and student enrollment. She previously served on the faculties at Carnegie Mellon and the University of Texas. Ms. Davis-Blake was elected to our Board based on her business and financial knowledge, expertise in strategic human resource management and organization design, and her experience as an innovative leader in the business academic community.

10 | Tower International 2018 Proxy Statement

 DIRECTORS AND EXECUTIVE OFFICERS

Continuing Directors
Frank E. English, Jr.

• Age 72 • Director Since 2010 • Committee(s): Audit and Compensation • Other Public Company Directorships: Arthur J. Gallagher & Co.; Cboe Global Markets, Inc.

Experience, Qualifications and Skills
Frank E. English, Jr. served as a Senior Advisor at Morgan Stanley & Co. from his retirement from that global financial services firm in 2009 through January 2011. From 1976 to 2009, Mr. English served in various senior roles at Morgan Stanley & Co., most recently as Managing Director and Vice Chairman of Investment Banking from 2002 to 2009. Prior to that, he held positions in research, investment banking, capital markets and fixed income at Morgan Stanley & Co. Mr. English spent a considerable part of his career at Morgan Stanley & Co. analyzing and advising companies in the automotive industry. From 2011 to 2017 Mr. English served as a Senior Advisor to W.W. Grainger, Inc. Mr. English was elected to our Board based on his experience with, and knowledge of, the automotive industry and corporate finance.

James C. Gouin
Chief Executive Officer
• Age 58 • Director Since 2017 • Committee(s): None • Other Public Company Directorships: Exterran Corporation

Experience, Qualifications and Skills
James C. Gouin became the Company’s Chief Executive Officer on January 1, 2017 and was also elected to our Board at that time based on his overall knowledge and familiarity with all aspects of the Company’s business, his financial and industry experience, and his perspective as the Company’s Chief Executive Officer. Mr. Gouin served as President of the Company from September 1, 2016 to January 19, 2017, when he was succeeded as President of the Company by Pär Malmhagen as part of a management restructuring that Mr. Gouin recommended when he became CEO. From November 1, 2007 to January 1, 2017 Mr. Gouin served as the Executive Vice President and Chief Financial Officer of the Company. Before joining the Company in 2007, he was a senior managing director of the corporate financial practice of FTI Consulting, Inc. (“FTI”), a business advisory firm. Prior to joining FTI, Mr. Gouin spent 28 years at Ford in a variety of senior positions, including as the Vice President, Finance and Global Corporate Controller from 2003 to 2006 and as the Vice President of Finance, Strategy and Business Development of Ford’s International Operations from 2006 to 2007. Mr. Gouin has been a director of Exterran Corporation, a supplier of compression, production and processing products and services for the oil and natural gas industry since November 2015, and also serves on its audit committee and compensation committee.

Tower International 2018 Proxy Statement | 11

 DIRECTORS AND EXECUTIVE OFFICERS

Continuing Directors
Dev Kapadia

• Age 46 • Director Since 2007 • Committee(s): Compensation and Nominating & Corporate Governance • Other Public Company Directorships: None

Experience, Qualifications and Skills
Dev Kapadia is a Senior Managing Director of Cerberus Capital Management, L.P. (“CCM”) and Co-Chair of the Cerberus Private Equity Investment Committee. Mr. Kapadia joined CCM in 2003 as a Managing Director. From 1996 to 2003, Mr. Kapadia served in various capacities with The Carlyle Group, a global private investment firm, and Carlyle Management Group, an affiliate of The Carlyle Group dedicated to turnaround and special situation investments. Prior to joining Carlyle in 1996, Mr. Kapadia was a financial analyst with Donaldson, Lufkin & Jenrette, an investment banking firm. Mr. Kapadia serves on the boards of directors of several privately held companies. He was a director of Blue Bird Corporation (formerly Hennessy Capital Acquisition Corp.) from February 2015 to June 2016. He was elected to our Board based on his affiliation with CCM and knowledge of the Company, together with his experience as a board member of, and senior executive with private equity firms that invest in, other manufacturing companies.

Mark Malcolm

• Age 64 • Director Since 2007 • Committee(s): None • Other Public Company Directorships: General Dynamics Corporation

Experience, Qualifications and Skills
Mark Malcolm was the Company’s President and Chief Executive Officer from August 1, 2007 through August 31, 2016. From September 1, 2016 through December 31, 2016 he was Chief Executive Officer and retired as an executive officer of the Company on December 31, 2016. Mr. Malcolm served as a senior member of the operations team of CCM from January 2006 to July 2007. Before joining CCM, Mr. Malcolm spent 28 years at Ford in a variety of senior financial positions, including Executive Vice President and Controller of Ford Motor Credit from 2004 to 2005, Director of Finance and Strategy for Global Purchasing from 2002 to 2004 and Director of Worldwide Accounting from 2000 to 2002. Mr. Malcolm also serves on the board of General Dynamics Corporation, an aerospace and defense industry contractor, and is chairman of its audit committee. Mr. Malcolm was elected to our Board based on his industry knowledge, his experience and his familiarity with all aspects of the Company’s business while he served as CEO.

Director Retirement Policy. The Board has adopted a policy that, absent certain extenuating circumstances, it will not nominate a director for election to the Board if that director will be beyond the age of 72 at the meeting at which he or she would otherwise stand for election.
12 | Tower International 2018 Proxy Statement

 DIRECTORS AND EXECUTIVE OFFICERS
Executive Officers
Set forth below are the names and ages of the executive officers of the Company who do not also serve as directors, as well as background information relating to each such individual’s business experience.
Pär Malmhagen
President Age 55

Pär Malmhagen became the President of the Company on January 19, 2017. Prior to that, he served the Company as President, Tower Europe since June 1, 2012. From 1992 to 2012, at Autoliv Inc., a leading global developer and manufacturer of automotive safety systems, Mr. Malmhagen held senior leadership positions in Europe and internationally, including, simultaneously, Vice President Sales Europe and Vice President Volkswagen Global Business Unit from 2009 to 2012, Senior Vice President European Seat Belt Division from 2006 to 2009, Vice President European Technology Center North from 2005 to 2006, Managing Director Eastern Europe, Hungary and South Africa from 1999 to 2005, General Manager China from 1997 to 1999, and Controller Global Ford Account from 1995 to 1997. In addition, Mr. Malmhagen was a supervisory member of Norma AG, a manufacturer of joining technology products, from May 2007 through June of 2012.

Jeffrey L. Kersten
Executive Vice President and Chief Financial Officer Age 50

Jeffrey L. Kersten became the Company’s Executive Vice President and Chief Financial Officer on September 1, 2016. Prior to assuming that role, he served as the Company’s Senior Vice President and Corporate Controller from February 2007. He also had responsibility for Business Development from September 2014 to August 2016. From October 2006 to February 2007 Mr. Kersten was Senior Vice President, Restructuring, and from 2004 to 2006, he was Senior Vice President, Strategy and Business Development. He joined us in 1997, holding financial positions within our Grand Rapids, Michigan offices until 2001, when he relocated to France and became our European Regional Finance Leader. Mr. Kersten began his career in 1990 with the accounting firm of Arthur Andersen, where he remained until 1997, specializing in mergers and acquisitions.

Michael Rajkovic
Executive Vice President and Chief Operating Officer Age 56

Michael Rajkovic has been the Executive Vice President and Chief Operating Officer of the Company since August 1, 2007. Prior to assuming that role, Mr. Rajkovic served as a senior member of the operations team of CCM from August 2006 to August 2007. Mr. Rajkovic was Executive Vice President and Chief Financial Officer of United States Can Corporation, a global packaging company, from May 2005 to March 2006. Prior to his service with U.S. Can Corporation, Mr. Rajkovic served as Vice President of Finance, North America and as Chairman of the Canadian subsidiary of The Goodyear Tire & Rubber Company, an automotive products manufacturer, from August 2003 to May 2005. Prior to that period, Mr. Rajkovic held a variety of manufacturing and finance positions within Visteon Corporation, an automotive supplier.

Tower International 2018 Proxy Statement | 13

 DIRECTORS AND EXECUTIVE OFFICERS
Mark R. Flynn
Senior Vice President, Global Human Resources Age 53

Mark R. Flynn became the Company’s Senior Vice President, Global Human Resources on December 4, 2017. From 2009 to 2017, Mr. Flynn held senior human resource positions with Adient US, LLC and its predecessor, Johnson Controls, Inc. (“JCI”), including as Vice President, Global Human Resources, Automotive Seating and Vice President Human Resources Americas, Global Interiors Product Group. Prior to JCI, he served as Vice President Human Resources North America & Corporate at Cooper Standard Automotive from 2007 to 2009. From 2005 to 2007 Mr. Flynn was Global Vice President Human Resources for Teksid Aluminum. Earlier in his career, Mr. Flynn was a Vice President Human Resources for Rieter Automotive Systems Americas (from 2002 to 2005), and Inergy Automotive Systems (from 2000 to 2002).

Nanette Dudek
Vice President, Legal Affairs & Compliance and Corporate Secretary Age 52

Nanette Dudek became the Company’s Vice President Legal Affairs & Compliance on February 1, 2017. Prior to being elected as Vice President, Ms. Dudek was Director of Legal Affairs & Compliance from July 2009. She also serves as the Company’s Corporate Secretary, a position she has held since November 2007. She joined the Company in October 2005 as Legal Services Manager and prior to that time, from 2001 to 2005, Ms. Dudek was a Project Manager in the Corporate Transactions and Legal Affairs Department at Visteon Corporation and Corporate Secretary of various joint ventures of that company. Prior to joining Visteon, Ms. Dudek was Legal Services Supervisor of the Automotive Systems Group for JCI from 1996 to 2001.

14 | Tower International 2018 Proxy Statement

THE BOARD OF DIRECTORS
Director Independence
The Company’s Corporate Governance Principles adopted by the Board of Directors defines an “independent” director in accordance with the Listed Company Manual of the New York Stock Exchange (the “NYSE”). A majority of the Board of Directors are considered independent as the Board has made an affirmative determination that Thomas K. Brown, James Chapman, Alison Davis-Blake, Frank E. English, Jr. and Dev Kapadia are each independent as defined in accordance with the listing standards of the NYSE. James C. Gouin is not independent due to his employment as the Company’s Chief Executive Officer. Mark Malcolm is also not considered independent as he was an employee of the Company during 2016 and the Board will not be in a position to consider his independence until he has been retired from Company employment for three years. To be considered
“independent,” a director must be determined by the Board of Directors to have no relevant material relationship with the Company, other than as a director of the Company. As the concern is independence from management, the Board of Directors does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.
The Company’s Corporate Governance Principles provide that each member of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee must be independent as determined by the Board. In addition, each committee member must satisfy the membership requirements set forth in the relevant committee charter.

Structure

Generally
The Company seeks to maintain an appropriate balance between management and the Board of Directors. The Company does not have a specific policy regarding the separation of the offices of Chairman of the Board and CEO. The Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the circumstances. The Board believes that presently it is in the best interests of the Company that the positions of Chairman of the Board and CEO are separate. This policy allows the CEO to focus primarily on leading the day-to-day operations of the Company while the Chairman can focus on leading the Board in the performance of its duties. The Board acknowledges that there may be circumstances in the future when it is in the best interests of the Company to combine the positions of Chairman of the Board and CEO.
The Board is obligated to conduct periodic executive sessions of the directors without those directors who are also executive officers of the Company. These directors shall designate one of their number to preside at each session, although it need not be the same director at each session. The Chairman of the Board, as long as he or she is not a member of management, will chair these meetings.

Risk Oversight
The Board has delegated certain duties with respect to risk oversight for the Company to the Board’s Audit Committee. The Audit Committee’s charter identifies the following as falling within the Audit Committee’s purview:
“The Audit Committee shall discuss guidelines and policies developed by Company management and the Board with respect to risk assessment and risk management and the steps that the Company’s management has taken to monitor and control financial risk exposure, including anti-fraud programs and controls. The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.”

Tower International 2018 Proxy Statement | 15

 THE BOARD OF DIRECTORS
The Audit Committee is charged with the responsibility of reporting back to the full Board with respect to its assessments.
In establishing appropriate compensation levels and programs, the Board’s Compensation Committee considers, among other things, the extent to which the Company’s compensation policies and programs encourage the monitoring and control of risk exposure. The Compensation Committee is also required to report back to the full Board with respect to its assessments.

Meetings of the Board
The Board held six meetings during the year ended December 31, 2017. Each director attended at least 87% of all Board and applicable committee meetings held in
2017 while such director was a member of the Board or the applicable committee.

Committees of the Board
The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee. The current members of each Board Committee are listed in the table below.
Director	Audit	Nominating & Corporate Governance	Compensation
Thomas K. Brown ★		✓	✓
James Chapman	✓
Alison Davis-Blake	✓	✓
Frank E. English, Jr.	✓		✓
James C. Gouin
Dev Kapadia		✓	✓
Mark Malcolm
★
– Chairman of the Board
– Committee Chair

– Audit Committee Financial Expert

BOARD AND COMMITTEE GOVERNING DOCUMENTS
Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation Committee Charter, Nominating & Corporate Governance Committee Charter, as well as the Company’s Corporate Governance Principles are available without charge through the “Investors”, “Corporate Governance” portion of the Company’s website, www.towerinternational.com, or by writing to the attention of: Investor Relations, 17672 Laurel Park Drive North, Suite 400E, Livonia, MI 48152.

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 THE BOARD OF DIRECTORS
Audit Committee	Meetings Held in 2017: 7

Primary Responsibilities
Pursuant to its charter, the Audit Committee, among other things, assists the Board of Directors in fulfilling oversight responsibilities with respect to:
•
integrity of the Company’s consolidated financial statements;

•
the systems of internal accounting and financial controls utilized by the Company;

•
compliance with legal and regulatory requirements;

•
independent registered public accounting firm qualifications, performance, independence and compensation;

•
performance of the Company’s internal audit function; and

•
compliance with the Company’s Code of Conduct.

Independence
Each member of the Audit Committee meets the independence requirements of our Corporate Governance Principles, the applicable NYSE and SEC Rules and, as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated Mr. Chapman as an “audit committee financial expert” as defined by the rules and regulations of the SEC.
Service on Other Audit Committees
Without specific approval from the Nominating & Corporate Governance Committee or Board, no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies. Currently, none of the Audit Committee members serve on more than three public company audit committees (including the Company’s Audit Committee).

Tower International 2018 Proxy Statement | 17

 THE BOARD OF DIRECTORS
Compensation Committee	Meetings Held in 2017: 4

Primary Responsibilities
Pursuant to its charter, the Compensation Committee facilitates our Board’s discharge of its responsibilities relating to the evaluation and compensation of our executive officers, including our CEO. In addition, among other things, the Compensation Committee is responsible for:
•
reviewing and approving the Compensation Discussion and Analysis to be included in the Company’s proxy statement;

•
reviewing and approving the form and amount of compensation (including perquisites and other benefits), and any additional compensation to be paid, for service on our Board and Board committees and for service as a chairperson of a Board committee;

•
reviewing and making recommendations to our Board regarding directors’ and officers’ liability insurance coverage;

•
reviewing and approving the adoption of, or amendments to, any incentive compensation plans for the Company; and

•
approving all individual awards of shares to the Company’s non-Executives, Executives, and Board directors, including share options and other benefits pursuant to the Company’s (and to the extent consistent with the applicable plans, the Company’s subsidiaries’) equity-based plans.

Independence
Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Principles, the applicable NYSE and SEC Rules and, as the Board has determined, has no material relationship with the Company.
Role of Compensation Consultants
During 2017, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to assist in the development of the 2017 equity awards under the Company’s 2010 Equity Incentive Plan and to provide advice and comparative analyses of the various elements of executive compensation. In retaining Meridian, the Compensation Committee assessed Meridian’s independence in accordance with applicable rules of the NYSE. Meridian does not provide any other services as an independent consultant to the Company.

18 | Tower International 2018 Proxy Statement

 THE BOARD OF DIRECTORS
Nominating & Corporate Governance Committee	Meetings Held in 2017: 3

Primary Responsibilities
Pursuant to its charter, the Nominating & Corporate Governance Committee, among other things, is responsible for:
•
reviewing the qualifications of, and recommending to our Board, proposed nominees for election to the Board, consistent with criteria approved by our Board of Directors;

•
selecting, or recommending that our Board select, the director nominees for the next annual meeting of stockholders;

•
developing, evaluating and recommending to our Board corporate governance practices applicable to the Company; and

•
leading our Board in an annual review of the Board and management.

Independence
Each member of the Nominating & Corporate Governance Committee meets the independence requirements of our Corporate Governance Principles, the applicable NYSE and SEC Rules and, as the Board has determined, has no material relationship with the Company.
Director Nomination Process
The Nominating & Corporate Governance Committee is responsible for identifying candidates for director nominees. The Board has adopted the following guidelines for the Committee:
“The Nominating & Corporate Governance Committee will consider (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.”
The Nominating & Corporate Governance Committee will consider these criteria in the context of the perceived needs of the Board as a whole and intends to seek to achieve a diversity of experience and personal backgrounds on the Board. The Committee will use the same criteria in determining whether to recommend stockholder nominations of candidates for director made pursuant to the procedures set forth in the Company’s Bylaws and described in greater detail under “Additional Information — Stockholder Proposals and Nominations for Director.”

Tower International 2018 Proxy Statement | 19

 THE BOARD OF DIRECTORS
Non-Employee Director Compensation
During 2017 the Company provided the following compensation to Board members who are not employed by us:

•
an annual retainer of  $200,000; and $350,000 in the case of the Chairman of the Board — with 50% of the annual retainer paid in the form of cash and 50% remunerated through a grant of Restricted Stock Units (as defined in the CD&A);

• additional annual compensation of $5,000 to members of our Audit Committee; and $15,000 in the case of the Chairman of our Audit Committee; and
• additional annual compensation of $5,000 to the Chairman of our Nominating & Corporate Governance Committee and to the Chairman of our Compensation Committee.
The Company also reimburses each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and committee meetings. Board members do not participate in a nonqualified deferred compensation plan and we do not pay any life insurance policies for our Board members.

Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for our Board members that provide for each non-employee Board member to achieve ownership in the Company’s common stock equivalent to three times their respective cash retainer. Such common stock ownership threshold must be obtained within five years from the date of appointment to our Board or five years from March 6, 2014, whichever is later. See the “CD&A” for additional information related to the Stock Ownership Guidelines for our executive officers.

Contacting our Board of Directors
Any stockholder or other interested party who desires to communicate with individual directors, a committee of the Board, the Board of Directors as a group, the directors who are not also executive officers as a group or the independent directors as a group, may do so by writing to the Board of Directors, c/o the Secretary of the Company, 17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152, or sending an e-mail to Corporate_Secretary@towerinternational.com. In either instance, the Secretary will forward such communications to the appropriate party.
All communications will be received and processed by the Secretary of the Company and may be done confidentially. Unless indicated otherwise, communications about accounting, internal control and audits will be referred to the Audit Committee.
All communications required by law or regulation to be relayed to the Board of Directors will be relayed immediately after receipt. Any communications received by management from stockholders or other interested parties which have not also been sent directly to the Board of Directors will be processed as follows: (1) if the party specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board of Directors; and (2) if the party does not request that the communication be sent to the Board of Directors, then management will promptly relay to the Board all communications that management, using its judgment, determines should be relayed to the Board.
Our employees may also report misconduct, raise issues or simply ask questions, including with respect to any questionable accounting, internal control or auditing matters concerning the Company, without fear of dismissal or retaliation of any kind. Reports may be made confidentially and/or anonymously through the Company’s Whistleblower Hotline, 888-475-9498.

Corporate Governance
The Company will monitor developments in the area of corporate governance and routinely review its processes and procedures in light of such developments. Accordingly, the Company will review federal laws affecting corporate governance such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act as well as various rules promulgated by the SEC and the NYSE.

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 THE BOARD OF DIRECTORS
Corporate Governance Principles
Our Board of Directors has approved Corporate Governance Principles for the Company. The Corporate Governance Principles address, among other things: the role and responsibility of the Board of Directors; Board structure, composition and size; director independence; director qualifications; Board meetings; Board committees; and expectations of Board members. The full text of the Company’s Corporate Governance Principles is available on the Company’s website www.towerinternational.com by following links to “Investors” and “Corporate Governance” or upon written request to the Company, as set forth under “Additional Information — Annual Report; Financial and Other Information.”

Code of Conduct
The Board of Directors has also adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all of the Company’s employees as well as the members of our Board. The Code of Conduct, together with the Corporate Governance Principles, serves as the foundation for the Company’s system of corporate governance. Among other things, the Code of Conduct: provides guidance for maintaining ethical behavior; requires that directors and employees, including officers, comply with applicable laws and regulations; provides guidance for protecting confidential information and Company assets; regulates conflicts of interest; addresses the Company’s policies with respect to gifts and political contributions; and provides mechanisms for reporting violations of the Company’s policies and procedures, including the Code of Conduct. The full text of the Code of Conduct is available on the Company’s website www.towerinternational.com by following links to “Investors” and “Corporate Governance” or upon written request to the Company, as set forth under “Additional Information — Annual Report; Financial and Other Information.”

Audit Committee Matters

Audit Committee Report
The Audit Committee monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2017, with the Company’s management.

2.
The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.
Respectfully submitted,
James Chapman, Chairman
Alison Davis-Blake
Frank E. English, Jr.

Tower International 2018 Proxy Statement | 21

 THE BOARD OF DIRECTORS

Pre-Approval Policies and Procedures
The Audit Committee has adopted a written policy for the pre-approval of audit, audit-related and non-audit services to be provided by the Company’s independent registered public accounting firm. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley
Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm.

Audit, Audit-Related and Non-Audit Fees
Set forth below are the fees paid by the Company to its independent registered public accounting firm, Deloitte & Touche LLP, for the years indicated, all of which were pre-approved by the Audit Committee or the Board of Directors of the Company (amounts in thousands).
	Year Ended December 31,
Nature of the Fees	2017	2016
Audit fees	$1,925	$1,832
Audit-related fees	11	268
Tax fees	115	323
All other fees	0	0
Total	$2,051	$2,423
Audit Fees — Consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, the audit of the Company’s internal control over financial reporting and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, or services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory or regulatory filings or engagements for the applicable years. Such services include those associated with reports or other documents filed with the SEC, such as the issuance of consents, filings on Form 8-K, responding to SEC comment letters or other inquiries by regulators related to accounting or disclosure matters, as well as the issuance of comfort letters related to securities offerings, as applicable.
Audit-Related Fees — Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attestation services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions and investments; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.
Tax Fees — Consist of fees for tax compliance, tax planning, and tax advice. Corporate tax services encompass a variety of permissible services, including: technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value added tax and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

22 | Tower International 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The following analysis provides a discussion of the various components of compensation paid to, or earned by, the Named Executive Officers (“NEOs”) of our Company during 2017.
The following executives are our NEOs for 2017:
Name	Current Position
James C. Gouin	Chief Executive Officer
Jeffrey L. Kersten	Executive Vice President and Chief Financial Officer
Pär Malmhagen	President
Michael Rajkovic	Executive Vice President and Chief Operating Officer
William Cook	Senior Vice President, Global Human Resources (Mr. Cook retired effective December 31, 2017)
Compensation Program Objectives and Philosophy
The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term shareholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage our business, and (iii) align the interests of our executive officers with stockholders by rewarding them for strong company performance. In support of these objectives, we:
•
Weight a significant proportion of NEO compensation toward variable pay elements — In 2017, 71% of NEO total compensation was targeted to be delivered in variable annual or long-term incentive compensation;

•
Target NEO total compensation to be competitive with peers — We regularly compare our NEOs’ total compensation levels with companies in our, and related, industries; and

•
Deliver a meaningful proportion of NEO compensation in share-based and performance-based incentives — In 2017, 40% of NEO total compensation was targeted to be delivered in the form of restricted stock units (“RSUs”) and cash-based performance awards (“Performance Awards”).

Compensation Governance Practices
The Company places a high value on strong compensation governance practices. We believe our executive compensation practices align with our corporate values and provide a foundation for success. The governance practices that we employ and practices that we disavow include:
Practices We Employ
✓ Pay is closely linked to performance
✓ We have equity ownership guidelines
✓ Our policies and practices do not drive excessive risk taking
✓ We have a recoupment (i.e., clawback) policy
✓ Change-in-Control severance requires a double trigger
✓ Our Compensation Committee reviews pay annually
✓ Our Compensation Committee is comprised entirely of independent directors
✓ Our Compensation Committee engages an independent consultant
✓ Our Compensation Committee regularly has executive sessions without management present
Practices We Disavow
✗ Hedging, pledging or short sales of stock is not permitted
✗ Dividends or dividend equivalents are not provided on unearned performance awards
✗ No excise tax gross-ups are provided to any executives
✗ We do not provide additional supplemental executive retirement service credit as a recruitment tool for executive hires
Tower International 2018 Proxy Statement | 23

 COMPENSATION DISCUSSION AND ANALYSIS
Compensation-Setting Process
The Compensation Committee has responsibility for oversight and review of our total executive compensation strategy, including the design and monitoring of our executive compensation plans, such as our annual incentive bonus plan and our 2010 Equity Incentive Plan. In addition, the Compensation Committee reviews and approves the compensation of our Chief Executive Officer and each of our other NEOs. In reviewing and approving compensation for our NEOs, the Compensation Committee evaluates the compensation components that it believes support our compensation objectives and philosophy.
As part of its responsibilities, the Compensation Committee reviews the appropriateness and effectiveness of our compensation programs and approves target award opportunities and performance criteria to be utilized in our annual incentive bonus plan and our long-term incentive awards under the 2010 Equity Incentive Plan.
The Compensation Committee considers competitive market practices with respect to the compensation of our NEOs. In its discretion, the Compensation Committee also considers compensation levels of executives holding similar positions at other domestic and international manufacturing companies that the Compensation Committee views as comparable with our Company in size and complexity of business. For 2017, our peer group consisted of the following 17 companies within the automotive supplier and manufacturing sectors with median revenues of  $2.93 billion and median market capitalization of  $2.89 billion:

Allison Transmission Holdings, Inc.	Modine Manufacturing Company
American Axle & Manufacturing Holdings, Inc.	OshKosh Corporation
BorgWarner Inc.	Spartan Motors, Inc.
Cooper-Standard Holdings Inc.	Stoneridge, Inc.
Cooper Tire & Rubber Company	Tenneco Inc.
Dana, Inc.	The Timken Company
Gentherm, Incorporated	Visteon Corporation
LCI Industries	Westinghouse Air Brake Technologies Corporation
Meritor Inc.
Although the Compensation Committee reviews the compensation data and practices of our peer group, the Compensation Committee retains full discretion to consider or disregard data collected through peer group studies in the course of evaluating executive total compensation levels or mix of compensation elements. The Compensation Committee collectively considers a variety of factors in exercising its discretion with respect to setting overall compensation, including the importance of each position, retention concerns, each individual’s experience, responsibilities and performance, and the Company’s overall financial performance. The Compensation Committee does not determine compensation elements according to pre-set formulas or specific target percentiles with respect to peer group data and practices.

Role of the Compensation Consultant
In 2017, the Compensation Committee engaged Meridian as its independent compensation consultant. Meridian provides consulting services solely relating to executive compensation and governance matters to the Compensation Committee. The Compensation Committee has determined that Meridian is independent under its charter and applicable NYSE rules and, further, that no conflict of interest exists between Meridian and the Company. Meridian has served as a consultant to the Compensation Committee since 2011.
A representative of Meridian attended each of our regularly scheduled Compensation Committee meetings in 2017 and advised the Compensation Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to the Company’s executive officers.
While it is necessary for the consultant to interact with management to gather information and obtain

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 COMPENSATION DISCUSSION AND ANALYSIS
recommendations, the Compensation Committee Chairperson governs the relationship. Meridian does not provide any services to management outside of its engagement by the Compensation Committee.

Role of Executive Officers in Executive Compensation
Our Chief Executive Officer plays no role in determining his own compensation.
The Compensation Committee utilizes and considers comments, advice and recommendations of our Chief Executive Officer with respect to compensation levels and components of the other NEOs.

Risk Mitigation Overview
The Compensation Committee believes that the compensation policies and practices of the Company do not create risks that are reasonably likely to have a material adverse effect on the Company. In establishing pay practices for the Company, the goal is to design a compensation structure that does not encourage inappropriate risk-taking by employees or executive officers. Therefore, enterprise risk management is integral to the overall compensation philosophy. The following features of the compensation structure reflect this approach:
•
The payout opportunities of short-term and long-term incentives are capped;

•
Annual cash incentive design provides a balance of key performance metrics that are focused on financial results and sustainability over time;

•
The total compensation program does not provide for guaranteed bonuses and has multiple performance measures;

•
The Compensation Committee reviews both short-term and long-term performance metrics and objectives to ensure the structure does not encourage executives to take excessive risks while not discouraging appropriate risks;

•
Officers are prohibited from hedging the economic interest in the Company shares they hold or pledging Company shares they hold; and

•
The Company maintains a written recoupment policy in the event of a restatement of the Company’s financial statements.

Components of Compensation
The principal components of our compensation programs for the NEOs are: base salary; annual incentives; long-term incentive awards (cash and equity); defined contribution plan retirement benefits; severance benefits; and perquisites. The Compensation Committee considers all such components to be an appropriate compensation package for our NEOs. The charts below illustrate the general target mix of salary, annual incentive and long-term incentive awards among our NEOs in 2017.

Tower International 2018 Proxy Statement | 25

 COMPENSATION DISCUSSION AND ANALYSIS

Base Salary
We use base salary to attract and retain highly qualified executive officers. The Compensation Committee and the Chief Executive Officer (other than for himself) consider a number of factors, including the seniority, skills and experience of the individual, the individual’s prior salary, the functional role of the position, and the level of the NEO’s responsibilities. The leading factors for increasing base salary include the performance, experience and skills of the individuals, and market compensation levels for senior executives with similar levels of experience and skills.
Mr. Gouin’s base salary was increased to $800,000 per annum when he became our Chief Executive Officer effective January 1, 2017.
Mr. Kersten’s base salary of  $450,000 per annum has remained unchanged since September 1, 2016 when he became our Chief Financial Officer.
Mr. Malmhagen’s base salary of  $675,000 per annum has remained unchanged since January 19, 2017 when he became our President.
Mr. Rajkovic’s base salary of  $650,000 per annum has remained unchanged since January 1, 2017 when we extended the term of his employment through December 31, 2019.
Mr. Cook’s base salary was increased effective January 1, 2017 from $375,375 to $424,200 per annum in consideration of, among other things, his performance during several leadership transition actions.

Annual Incentive Compensation
We believe that annual cash incentive awards motivate our NEOs and reward them for annual business results that help create value for our stockholders. Each year, the Compensation Committee establishes an annual incentive bonus plan for the NEOs based on one or more performance measures and determines the relative weighting of each measure. Each year’s annual incentive bonus plan is a restatement of the same plan (which we refer to as our Tower Bonus Plan) that was adopted in 2010. Other hourly and salaried employees participate in our annual incentive bonus plan as well. Each NEO is assigned a target bonus approved by the Compensation Committee using the criteria described in the “Compensation Setting Process” section above. Cash incentive awards are permitted to the extent selected operating results meet or exceed threshold levels of performance established by the Compensation Committee for the performance year.
In January, 2017, the Compensation Committee approved the 2017 Tower Bonus Plan and established the level of performance necessary for the NEOs to earn their targeted payouts.
For 2017, the Compensation Committee designated (i) “Free Cash Flow”, (ii) “Adjusted EBITDA” and (iii) “Adjusted EBITDA Change in Controllable Factors” (which excludes the impact of volume (customer demand), product mix and foreign exchange) as the three financial measures used to determine payouts. Free Cash Flow performance accounted for 55% of the total award, Adjusted EBITDA performance accounted for 35% of the total award and Adjusted EBITDA Change in Controllable Factors performance accounted for 10% of the total award.
The performance necessary for the NEOs to earn their targeted payouts was established by the Compensation Committee at levels intended to be challenging, yet attainable, and aligned with our 2017 business plan. The Compensation Committee retained discretion to adjust the calculation of its financial measures to account for unanticipated events.
For purposes of the 2017 Tower Bonus Plan:
Free Cash Flow is defined as net cash provided by continuing operating activities less cash disbursed for purchases of property, plant, and equipment described on page 39 of our Annual Report on Form 10-K filed with the SEC (our “10-K”) for the fiscal year ended December 31, 2017. The Compensation Committee designated Free Cash Flow as a performance measure in order to focus our management on freeing up cash to de-lever the business and fund profitable growth; especially given the capital-intensive, cyclical nature of our business. The Compensation Committee weighted this measure at 55% because it believed Free Cash Flow would be an important financial deliverable in 2017 to our stockholders.
Adjusted EBITDA is defined as net income/loss before interest, taxes, depreciation, amortization, restructuring items and other adjustments described on pages 27 and 28 of our 10-K for the fiscal year ended December 31,

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 COMPENSATION DISCUSSION AND ANALYSIS
2017. The Compensation Committee weighted this measure at 35% because it is an important driver of shareholder value and is consistent with how analysts and many investors evaluate the business. For 2017, the Company adjusted our results to include customer reimbursements that were due in 2017, but that will be received in 2018.
Adjusted EBITDA Change in Controllable Factors is defined as the change in Adjusted EBITDA in 2017 versus 2016, excluding the impact of volume (customer demand), product mix and foreign exchange, described on pages 31 and 32 of our 10-K for the fiscal year ended December 31, 2017. We determine the impact of volume, product mix and foreign exchange on Adjusted EBITDA pursuant to policies that we utilize to manage our business and measure our performance throughout the year. The Compensation Committee believes this measure helps to focus management on those elements of cost and efficiency that management can most influence in the near term. The Compensation Committee weighted this measure at 10%. For 2017, this measure assumed a certain level of reimbursements from customers based on projected sales volumes. However, sales volumes for 2017 exceeded projections, thereby negating customer reimbursements but increasing Adjusted EBITDA. Since the Company received the Adjusted EBITDA benefit through higher volume, an adjustment was made to Adjusted EBITDA Change in Controllable Factors. The adjustment described above in the Adjusted EBITDA section also increased this measure’s results.
The 2017 Tower Bonus Plan established a scale for each performance measure that displays the percent payout relative to a 100% target bonus payout at varying achievement levels. Each scale shows a threshold amount that must be satisfied to earn a payment and the amount necessary to achieve a 100% payout. The maximum payout under the plan is two times the target payout and payout percentages are interpolated between bands of payout percentages. The following scales show the payouts at various achievement levels:

	Free Cash Flow 55%		Adjusted EBITDA 35%		Adjusted EBITDA Change in Controllable Factors 10%
	Achievement ($Mils)	Payout (%)	Achievement ($Mils)	Payout (%)	Achievement ($Mils)	Payout (%)
Threshold:	$20	0%	$183	0%	($15)	0%
	$40	80%	$193	80%	($10)	80%
	$50	90%	$203	90%	($5)	90%
	$60	100%	$213	100%	—	100%
	$70	110%	$218	110%	$5	110%
	$80	150%	$223	150%	$10	160%
Max:	$90	200%	$235	200%	$15	200%
We achieved all performance thresholds required to pay a bonus under the 2017 Tower Bonus Plan. Free Cash Flow was $60.6 million, Adjusted EBITDA was $212.5 million, and Adjusted EBITDA Change in Controllable Factors was ($0.8) million. These results yielded a payout of 100% of target bonus for each of the NEOs.
The determination of the bonus award paid to each NEO is summarized in the table below:
NEO	Salary	Target Bonus as % of Salary	Payout % of Target Bonus	Bonus Award
James C. Gouin	$800,000	125%	100%	$1,000,000
Jeffrey L. Kersten	$450,000	100%	100%	$450,000
Pär Malmhagen*	$675,000	110%	100%	$742,500
Michael Rajkovic	$650,000	110%	100%	$715,000
William Cook	$424,200	80%	100%	$339,360
*
Mr. Malmhagen’s salary displayed above is his annualized rate effective as of January 19, 2017.

Tower International 2018 Proxy Statement | 27

 COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Awards — 2010 Equity Incentive Plan
We believe providing our NEOs with equity interests in our Company motivates them to make decisions that will build the long-term value of the Company and aligns their interests with those of our stockholders.
During 2017, we granted RSUs and Performance Awards to each of our NEOs under the 2010 Equity Incentive Plan. The Compensation Committee sets a long-term incentive target value for each NEO based upon a review of the competitive practices of our peer companies and the individual performance, skills and tenure of each NEO. This target value was delivered 30% in RSUs and 70% in Performance Awards as shown in the “Grants of Plan-Based Awards” table.
We believe using a combination of RSUs and Performance Awards provides a balance between retaining our executives and motivating them to achieve specific business and value-creating objectives over a three-year performance period. No stock options were granted to NEOs during 2017.
Grants of RSUs During 2017
On March 6, 2017 the Compensation Committee granted RSUs covering the following number of shares of Company common stock to our NEOs pursuant to our 2010 Equity Incentive Plan:
NEO	RSUs Granted
James C. Gouin	21,277
Jeffrey L. Kersten	4,787
Pär Malmhagen	8,617
Michael Rajkovic	7,606
William Cook	1,997
The grant date value (i.e., our closing share price multiplied by the number of RSUs granted) of each NEO’s RSU award equaled 30% of the NEO’s assigned long-term incentive target value. These RSUs will generally vest ratably on March 6, 2018, March 6, 2019 and March 6, 2020 if the executive is employed by us on such vesting dates (except that, in connection with Mr. Cook’s retirement, we agreed to permit these and other outstanding RSUs granted to him prior to December 31, 2017 to continue to vest in accordance with the regular vesting schedule). RSUs will also vest in full upon the occurrence of a change in control of the Company (as defined in our 2010 Equity Incentive Plan), or in the event that the executive’s employment terminates due to death or disability.
When dividends are distributed to shareholders, dividend equivalent units are credited on the RSU awards in an amount equal to the dollar amount of dividends on the total number of RSUs credited as of the dividend record date and divided by the fair market value of the Company’s common stock on that date. Such dividend equivalent units vest at the same times as the RSUs to which they relate vest.
Grants of Performance Awards During 2017
On March 6, 2017, the Compensation Committee granted the following target Performance Awards to each NEO to tie a significant portion of NEO compensation to specific business performance results over the three-year performance period of January 1, 2017 through December 31, 2019:
NEO	Target Performance Award
James C. Gouin	$1,400,000
Jeffrey L. Kersten	$315,000
Pär Malmhagen	$567,000
Michael Rajkovic	$500,500
William Cook	$131,381
The specific business performance metrics are our Adjusted EBIT Growth Rate (“EBIT Growth Rate”) and our Total Shareholder Return Percentile ranking among a group of peer companies (“TSR Percentile”). These two measures were selected based on the Compensation Committee’s review of the metrics used by our peers for similar awards and the desire to tie NEO rewards to the long-term interests of our shareholders.
50% of the Performance Award is earned based on our EBIT Growth Rate for the performance period. Adjusted EBIT is our earnings before interest and taxes for a fiscal year, adjusted to exclude the effect of extraordinary, unusual or nonrecurring items and is intended to be the same as reported in our fourth quarter earnings presentation for the relevant fiscal year. The EBIT Growth Rate is our cumulative Adjusted EBIT for the performance period stated in terms of an average annual percentage growth rate. Our NEOs will achieve the targeted amount of this portion of the Performance Award if our EBIT Growth Rate is 5% for the performance period.
The remaining 50% of the Performance Award is earned based on our TSR Percentile for the performance period. Total Shareholder Return is the total percentage return per share of common stock based on the average stock price over the first 20 trading days of the performance period compared to the average stock price over the last 20 trading days of the performance period assuming the reinvestment of dividends. Our NEOs will achieve the targeted amount of this portion of the Performance Award if our TSR Percentile is 50th for the performance period.

28 | Tower International 2018 Proxy Statement

 COMPENSATION DISCUSSION AND ANALYSIS
TSR Percentile is the percentile ranking of our Total Shareholder Return among the Total Shareholder Returns of the following group of 14 peer companies over the same performance period. The Compensation
Committee believes these companies provide a good representation of the competitive business environment in which the Company operates.

American Axle & Manufacturing Holdings, Inc.	Lear Corporation
Autoliv, Inc.	Magna International, Inc.
BorgWarner Inc.	Martinrea International Inc.
Dana, Inc.	Meritor, Inc.
Delphi Automotive, PLC	Shiloh Industries, Inc.
Gentex Corp	Tenneco Inc.
Johnson Controls, Inc.	Visteon Corporation
The amount of the Performance Award paid is dependent upon achieved performance and may range from zero to 200% of the target amount. The following scales show the payouts at various achievement levels:
EBIT Growth Rate (50% Weighting)
%	Pay Out (% of Target)
<2%	0%
2%	50%
5%	100%
10%	200%
TSR Percentile (50% Weighting)
Percentile Rank vs. Peers	Pay-Out (% of Target)
<25th	0%
25th	50%
50th	100%
75th	200%
Payment of the Performance Award is generally made after the end of the performance period if the executive is employed by us on such payment date (except that, in connection with Mr. Cook’s retirement, we agreed to permit this and other outstanding Performance Awards granted to him prior to December 31, 2017 to continue to vest in accordance with their regular vesting schedules, and to be calculated and paid in the same manner and concurrent with payments made to active employees). A prorated target Performance Award would be paid after a change in control of the Company (as defined in our 2010 Equity Incentive Plan). A prorated Performance Award (based on actual performance results through the end of the preceding year) would also be paid after the termination of the executive without cause and termination of employment due to death or disability.
Earned Payout under the 2015 Performance Award
During 2015, the Compensation Committee granted target Performance Awards to each NEO. 50% of the targeted Performance Award was earned based on our EPS Growth Rate for the performance period, with the remaining 50% of the targeted Performance Award based on our TSR Percentile for the performance period. The performance period began January 1, 2015 and ended December 31, 2017.
The following scales show the payouts at various achievement levels:
EPS Growth Rate (50% Weighting)
%	Pay Out (% of Target)
<2%	0%
2%	50%
7%	100%
12%	200%
TSR Percentile (50% Weighting)
Percentile Rank vs. Peers	Pay-Out (% of Target)
<25th	0%
25th	50%
50th	100%
75th	200%
We achieved the specific business performance results over the three year period. Our EPS Growth Rate was 25.5%, and our TSR Percentile was 57%, yielding a total payout of 164%.

Tower International 2018 Proxy Statement | 29

 COMPENSATION DISCUSSION AND ANALYSIS
Accordingly, our NEOs earned the following payouts:
NEO	2015 Target Performance Award	Payout %	2015 Performance Award Payout
James C. Gouin	$367,500	164%	$602,700
Jeffrey L. Kersten	$127,750	164%	$209,510
Pär Malmhagen	$156,758	164%	$257,083
Michael Rajkovic	$481,250	164%	$789,250
William Cook	$119,438	164%	$195,878
Retention Bonuses
The Company uses targeted cash retention bonuses in order to incentivize key executives to remain with the Company. Pursuant to their respective employment agreements, Messrs. Kersten, Malmhagen and Cook were paid $722,700, 643,500 Euro and $675,675, respectively, for remaining employed by the Company through December 31, 2017. Mr. Malmhagen’s retention bonus in Euro was converted to $722,393 using a foreign exchange rate as of 12/31/17 of 1 Euro equal to 1.2003 USD.

Defined Contribution Plan Retirement Benefits
We maintain a 401(k) Plan, a tax qualified defined contribution plan, and the NEOs are eligible to participate in this plan. We match 100% of the first 1% of each participant’s compensation that is contributed to the plan and 50% of the next 5% of such participant’s compensation that is contributed to the plan, subject to applicable limits imposed by law.

Employment Agreements and Severance Benefits
The employment agreements with our NEOs provide for the payment of severance benefits to the NEOs under specified circumstances. We believe severance benefits help us attract key executive talent. In entering into these agreements, we considered the benefit of receiving confidentiality, non-competition, non-solicitation and non-disparagement protections. The amount and type of benefits under the employment agreements are described below under “NEO Employment Agreements” and “Potential Payments Upon Termination”.

Perquisites and Other Benefits
Messrs. Gouin and Rajkovic each receive a cash payment in lieu of perquisites in the annual gross amount of $25,000. Mr. Kersten receives a cash payment in lieu of perquisites in the annual gross amount of  $15,000. Mr. Malmhagen received perquisites in the form of reimbursed relocation expenses, a Company vehicle for 2017 and cash payments in the annual gross amount of $25,000. Mr. Cook received a cash payment for 2017 in lieu of perquisites in the annual gross amount of
$20,000. We consider such amounts to be market competitive and part of the compensation package we believe is necessary to attract key talent. There are no restrictions on how each NEO may use such cash perquisites.
The NEOs participate in our other benefit plans on the same terms as other employees. These plans include medical, dental and life insurance.

Stock Ownership Guideline and Trading Policies
Since December 2014, the Compensation Committee has maintained equity ownership guidelines for our NEOs to further align the interests of our NEOs with stockholders. The equity ownership guideline is stated in terms of a multiple of base salary and is five times base salary for our CEO and three times base salary for our other NEOs. The NEOs have five years from their last pay adjustment to satisfy the guideline, and each is on track to satisfying the guideline.

30 | Tower International 2018 Proxy Statement

 COMPENSATION DISCUSSION AND ANALYSIS
Pursuant to our insider trading policy, our directors and NEOs are subject to certain anti-hedging restrictions, including a prohibition from making pledges, short sales, or transactions including options and other derivatives related to Tower stock.

Recoupment Policy in the Event of Financial Restatements
The Compensation Committee maintains a Recoupment Policy based, in part, on proposed “clawback” rules promulgated by the SEC pursuant to the Dodd-Frank Act in the event that we restate our financial statements due to material noncompliance with any financial reporting requirement under applicable securities laws. Our policy applies to current and former executive officers who received cash or equity compensation based on our attainment of financial reporting measures during the three completed fiscal years immediately preceding the date the Company is required to restate previously issued financial statements. Compensation received that exceeds the amount that would have been paid based on our restated results is subject to recoupment in a method determined by the Compensation Committee consistent with our recoupment policy. Our Recoupment Policy is available on the Company’s website www.towerinternational.com by following links to “Investors” and “Corporate Governance”.

Stockholder Advisory Vote to Approve Executive Compensation
As described elsewhere in this Proxy Statement, every year, our annual proxy materials will include a non-binding resolution seeking stockholder approval of the compensation paid to our NEOs (a say-on-pay vote). The say-on-pay vote that occurred at the 2017 Annual Meeting of Stockholders resulted in 72.6% of the shares voted approving the compensation paid to our NEOs, excluding those abstaining from voting. Those voting results were lower than prior years. This may have been a reaction to the one-time special payments made to retain our then CEO and President through his retirement on December 31, 2016, which were contractual obligations agreed upon several years ago. Those payments were fully described in the 2016 CD&A. Our current NEOs do not have similar retirement packages. We, together with the Compensation Committee and the independent compensation advisor to that Committee, believe that our current program is consistent with that of our peer companies.

Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation”, such as stock options and other equity awards, that satisfied certain criteria. Under the federal tax reform legislation signed into law on December 22, 2017, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017.
The Compensation Committee intends to consider the potential impact of Section 162(m) on compensation decisions, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m) in order to provide competitive compensation packages.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
By the Compensation Committee,
Dev Kapadia, Chairman
Thomas K. Brown
Frank E. English, Jr.
Tower International 2018 Proxy Statement | 31

COMPENSATION MATTERS
2017 Summary Compensation Table
The following table summarizes, for our three most recently completed fiscal years, the compensation of  (i) our Chief Executive Officer and Chief Financial Officer, and (ii) each of our three other most highly compensated executive officers in fiscal 2017 who were serving as executive officers on December 31, 2017. We refer to these individuals as our “Named Executive Officers” or “NEOs”. We did not grant stock options to our NEOs during any of such fiscal years.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
James C. Gouin Chief Executive Officer (since 1/1/17)	2017	$800,000	$—	$1,230,011(3)	$1,367,500(6)	$38,153(9)	$3,435,665
	2016	$525,000	$—	$305,044(4)	$859,636(7)	$37,908	$1,727,588
	2015	$525,000	$—	$310,022(5)	$879,848(8)	$37,641	$1,752,511
Jeffrey L. Kersten Chief Financial Officer (since 9/1/16)	2017	$450,000	$722,700(14)	$276,743(3)	$577,750(6)	$27,731(10)	$2,054,924
	2016	$417,667	$—	$116,641(4)	$495,867(7)	$27,098	$1,057,273
Pär Malmhagen President, Tower (since 1/20/2017) President, Europe (through 1/19/2017)	2017(17)	$663,940	$772,393(14)	$498,149(3)	$899,258(6)	$295,653(11)	$3,129,393
	2016(18)	$422,378	$422,378(15)	$138,992(4)	$462,818(7)	$99,293	$1,545,859
	2015(19)	$396,427	$635,369(16)	$132,233(5)	$444,201(8)	$101,716	$1,709,945
Michael Rajkovic Executive Vice President and Chief Operating Officer	2017	$650,000	$—	$439,714(3)	$1,196,250(6)	$35,834(12)	$2,321,798
	2016	$625,000	$—	$399,468(4)	$1,132,313(7)	$36,588	$2,193,369
	2015	$625,000	$—	$405,964(5)	$1,156,375(8)	$35,394	$2,222,733
William Cook Senior Vice President, Human Resources (retired 12/31/2017)	2017	$424,200	$675,675(14)	$115,437(3)	$458,798(6)	$35,922(13)	$1,710,032
(1)
Represents the aggregate grant date fair value of the Total Shareholder Return (“TSR”) portion of Performance Awards and the RSU stock awards. The TSR portion of the Performance Awards is cash-denominated and cash-settled. The assumptions used by us in making these calculations are described in Note 12 of the Notes to our 2017 year-end consolidated financial statements as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
Represents the aggregate amounts earned pursuant to the Tower Bonus Plan; and for 2015, 2016 and 2017 the Earnings Per Share (“EPS”) portion of the performance award granted in 2013, 2014, and 2015, respectively.

(3)
For Mr. Gouin, this amount includes $630,000 representing the grant date fair value of the TSR portion of the Performance Award granted on 3/6/2017 and $600,011 representing the aggregate grant date fair value of the RSU stock award granted on 3/6/2017. The amounts representing the grant date fair value of the TSR portion of the Performance Award granted on 3/6/2017 for the other NEOs were as follows: $141,750 for Mr.Kersten; $255,150 for Mr. Malmhagen; $225,225 for Mr. Rajkovic; and $59,121 for Mr. Cook. The TSR portion of the Performance Award was valued at 90% of target, determined using a Monte Carlo valuation. The amounts representing the aggregate grant date fair value of the RSU stock award granted on 3/6/2017 for the other NEOs were as follows: $134,993 for Mr. Kersten; $242,999 for Mr. Malmhagen; $214,489 for Mr. Rajkovic; and $56,315 for Mr. Cook.

(4)
For Mr. Gouin, this amount includes $147,551 representing the grant date fair value of the TSR portion of the Performance Award granted on 3/4/2016 and $157,493 representing the aggregate grant date fair value of the RSU stock award granted on 3/4/2016. The amounts representing the grant date fair value of the TSR portion of the Performance Award granted on 3/4/2016 for the other NEOs were as follows: $56,421 for Mr. Kersten; $67,235 for Mr. Malmhagen; and $193,222 for Mr. Rajkovic. The TSR portion of the Performance Award was valued at 80.3% of target, determined using a Monte Carlo valuation. The amounts representing the aggregate grant date fair value of the RSU stock award granted on 3/4/2016 for the other NEOs were as follows: $60,220 for Mr. Kersten; $71,757 for Mr. Malmhagen: and $206,246 for Mr. Rajkovic.

(5)
For Mr. Gouin, this amount includes $152,513 representing the grant date fair value of the TSR portion of the Performance Award granted on 3/6/2015 and $157,509 representing the aggregate grant date fair value of the RSU stock award granted on 3/6/2015. The amounts representing the grant date fair value of the TSR portion of the Performance Award granted on 3/6/2015 for the other NEOs were as follows: $65,055 for Mr. Malmhagen; and $199,719 for Mr. Rajkovic. The TSR portion of the Performance Award was valued at 83% of target, determined using a Monte Carlo valuation. The amounts representing the aggregate grant date fair value of the RSU stock award granted on 3/6/2015 for the other NEOs were as follows: $67,179 for Mr. Mr. Malmhagen; and $206,245 for Mr. Rajkovic.

(6)
For Mr. Gouin, this amount represents $1,000,000 earned pursuant to the 2017 Tower Bonus Plan and $367,500 earned pursuant to the EPS portion of the Performance Award granted on 3/6/2015. The amounts earned pursuant to the 2017 Tower Bonus Plan for the other NEOs were as follows: $450,000 for Mr. Kersten; $742,500 for Mr. Malmhagen; $715,000 for Mr. Rajkovic; and $339,360 for Mr. Cook. The amounts earned pursuant to the EPS portion of the Performance Award granted on 3/6/2015 for the other NEOs were as follows: $127,750 for Mr. Kersten; $156,758 for Mr. Malmhagen; $481,250 for Mr. Rajkovic; and $119,438 for Mr. Cook.

32 | Tower International 2018 Proxy Statement

 COMPENSATION MATTERS
(7)
For Mr. Gouin, this amount represents $611,573 earned pursuant to the 2016 Tower Bonus Plan and $248,063 earned pursuant to the EPS portion of the Performance Award granted on 3/6/2014. The amounts earned pursuant to the 2016 Tower Bonus Plan for the other NEOs were as follows: $385,617 for Mr. Kersten; $269,604 for Mr. Malmhagen; and $728,063 for Mr. Rajkovic. The amounts earned pursuant to the EPS portion of the Performance Award granted on 3/6/2014 for the other NEOs were as follows: $110,250 for Mr. Kersten; $193,214 for Mr. Malmhagen; and $404,250 for Mr. Rajkovic.

(8)
For Mr. Gouin, this amount represents $631,785 earned pursuant to the 2015 Tower Bonus Plan and $248,063 earned pursuant to the EPS portion of the Performance Award granted on 3/5/2013. The amounts earned pursuant to the 2015 Tower Bonus Plan for the other NEOs were as follows: $261,403 for Mr. Malmhagen; and $752,125 for Mr. Rajkovic. The amounts earned pursuant to the EPS portion of the Performance Award granted on 3/5/2013 for the other NEOs were as follows: $182,798 for Mr. Malmhagen; and $404,250 for Mr. Rajkovic.

(9)
Represents non-accountable cash perquisites of  $25,000, imputed life insurance income of  $2,340, Company paid life insurance of  $876, accidental death and dismemberment insurance of  $108, long term disability coverage of  $360, dependent life insurance of  $19, and 401(k) matching contributions of  $9,450.

(10)
Represents non-accountable cash perquisites of  $15,000, imputed life insurance income of  $1,258, Company paid life insurance of  $876, accidental death and dismemberment insurance of  $108, long term disability coverage of  $360, dependent life insurance of  $19, 401(k) matching contributions of  $9,450 and a cell phone allowance of  $660.

(11)
Represents non-accountable cash perquisites of  $23,958 imputed life insurance income of  $1,159, Company paid life insurance of  $803, accidental death and dismemberment insurance of  $99, long term disability coverage of  $330, dependent life insurance of  $18, 401(k) matching contributions of  $9,450, as well as Germany-based company paid pension insurance of  $428, unemployment insurance of  $69, private healthcare insurance subsidy of  $229, private care insurance subsidy of  $40, reimbursed relocation expenses of  $4,681, automobile costs of  $2,377. Also included are costs attributable to his relocation to the U.S. of  $252,012 broken out as follows: $177,684 for tax and tax gross-up payments, $32,758 for relocation and moving costs, $23,290 for temporary housing costs, $11,190 for professional services, and $7,090 for airfare and travel expenses.

(12)
Represents non-accountable cash perquisites of  $25,000, imputed life insurance income of  $21, Company paid life insurance of  $876, accidental death and dismemberment insurance of  $108, long term disability coverage of  $360, dependent life insurance of  $19, and 401(k) matching contributions of  $9,450.

(13)
Represents non-accountable cash perquisites of  $20,000, imputed life insurance income of  $5,344, Company paid life insurance of  $697, accidental death and dismemberment insurance of  $86, long term disability coverage of  $326, dependent life insurance of  $19, and 401(k) matching contributions of  $9,450.

(14)
Represents a cash retention bonus earned on December 31, 2017.

(15)
Represents a cash retention bonus earned in 2016.

(16)
Represents a cash retention bonus earned on December 31, 2015.

(17)
Euro converted to USD using a foreign exchange rate as of 12/31/17 of 1 Euro equal to 1.2003 U.S. dollar.

(18)
Euro converted to USD using a foreign exchange rate as of 12/31/16 of 1 Euro equal to 1.052 U.S. dollar.

(19)
Euro converted to USD using a foreign exchange rate as of 12/31/15 of 1 Euro equal to 1.0861 U.S. dollar.

Tower International 2018 Proxy Statement | 33

 COMPENSATION MATTERS
Grants of Plan-Based Awards
The following sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2017 made to our NEOs.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Base Price of Stock Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
James C. Gouin	1/1/2017	$0	$1,000,000	$2,000,000
	3/6/2017	$0	$700,000	$1,400,000				21,277	$28.20	$600,011
	3/6/2017				$0	$700,000	$1,400,000			$630,000
Jeffrey L. Kersten	1/1/2017	$0	$450,000	$900,000
	3/6/2017	$0	$157,500	$315,000				4,787	$28.20	$134,993
	3/6/2017				$0	$157,500	$315,000			$141,750
Pär Malmhagen	1/1/2017	$0	$742,500	$1,485,000
	3/6/2017	$0	$283,500	$567,000				8,617	$28.20	$242,999
	3/6/2017				$0	$283,500	$567,000			$255,150
Michael Rajkovic	1/1/2017	$0	$715,000	$1,430,000
	3/6/2017	$0	$250,250	$500,500				7,606	$28.20	$214,489
	3/6/2017				$0	$250,250	$500,500			$225,225
William Cook	1/1/2017	$0	$339,360	$678,720
	3/6/2017	$0	$65,691	$131,381				1,997	$28.20	$56,315
	3/6/2017				$0	$65,691	$131,381			$59,121
(1)
The amounts granted on 1/1/2017 relate to the 2017 Tower Bonus Plan. For the actual bonus amounts earned in 2017, see the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The amounts granted on 3/6/2017 relate to the EBIT portion of the Performance Awards granted to the NEOs. The Performance Awards vest after 12/31/2019 based on performance results.

(2)
The amounts granted on 3/6/2017 relate to the TSR portion of the Performance Awards granted to the NEOs. The Performance Awards vest after 12/31/2019 based on performance results.

(3)
Awards reflect the number of RSUs granted to the NEOs, excluding any dividend equivalent units. The RSUs granted on 3/6/2017 vest ratably over three years. When dividends are distributed to shareholders, dividend equivalent units are credited on the RSU awards in an amount equal to the dollar amount of dividends on the total number of RSUs credited as of the dividend record date and divided by the fair market value of the Company’s common stock on that date. Such dividend equivalent units vest at the same times as the RSUs to which they relate vest.

(4)
The grant date fair value of RSUs is the base price of stock awards, multiplied by the number of RSUs awarded. The grant date fair value of the TSR portion of the Performance Award granted on 3/6/2017 was valued at 90% of target, determined using a Monte Carlo valuation.

The RSUs and Performance Awards granted during 2017 were granted pursuant to our 2010 Equity Incentive Plan.
34 | Tower International 2018 Proxy Statement

 COMPENSATION MATTERS
Outstanding Equity Awards at Fiscal Year-End Tables
The following 2017 Outstanding Equity Awards at Fiscal Year-End tables summarize our NEOs’ outstanding equity awards under the 2010 Equity Incentive Plan at December 31, 2017.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
		OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price(1) ($)	Option Expiration Date(1)
James C. Gouin	10/14/2010	9,396	0	$13.00	10/14/2020
	3/6/2012	27,422	0	$11.71	3/6/2022
Jeffrey L. Kersten	10/14/2010	12,528	0	$13.00	10/14/2020
	3/6/2012	18,282	0	$11.71	3/6/2022
Pär Malmhagen	6/1/2012	5,161	0	$12.66	6/1/2022
		STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)(3) ($)
James C. Gouin	3/6/2015(4)	2,086	$63,717
	3/4/2016(5)	4,654	$142,179
	3/6/2017(6)	21,558	$658,599
Jeffrey L. Kersten	3/6/2015(4)	724	$22,128
	3/4/2016(5)	1,780	$54,364
	3/6/2017(6)	4,850	$148,175
Pär Malmhagen	3/6/2015(4)	890	$27,176
	3/4/2016(5)	2,120	$64,758
	3/6/2017(6)	8,731	$266,727
Michael Rajkovic	3/6/2015(4)	2,731	$83,432
	3/4/2016(5)	6,094	$186,181
	3/6/2017(6)	7,706	$235,433
William Cook	3/6/2015(4)	678	$20,699
	3/4/2016(5)	1,664	$50,837
	3/6/2017(6)	2,023	$61,814
(1)
Refers to stock options.

(2)
This column shows the number of unvested RSUs, in each case including whole and partial dividend equivalent units (rounded) through 12/31/2017, that will vest if, as and when the RSUs to which such dividend equivalent units relate become vested.

(3)
Market Value is the number of units multiplied by $30.55 (the closing sales price of our common stock on the NYSE on 12/29/2017).

(4)
Units vest on 3/6/2018.

(5)
Units vest ratably on 3/6/2018 and 3/6/2019.

(6)
Units vest ratably on 3/6/2018, 3/6/2019 and 3/6/2020.

Tower International 2018 Proxy Statement | 35

 COMPENSATION MATTERS
Equity Exercises and Vesting During 2017 Table
The table below shows the number of stock options exercised and RSUs acquired on vesting in 2017 and the value realized by the NEOs.
	Options Exercised and Stock Vested
	Option Awards			Stock Awards
	2017 Exercise Date	Number of Shares Acquired on Exercise in 2017 (#)	Value Realized on Exercise in 2017(1) ($)	2017 Vesting Date	Number of Shares Acquired on Vesting in 2017(2) (#)	Value Realized on Vesting in 2017(3) ($)
James C. Gouin				3/6/2017	5,728	$161,543
Jeffrey L. Kersten				3/6/2017	2,204	$62,162
Pär Malmhagen				3/6/2017	2,995	$84,453
Michael Rajkovic	2/17/2017	60,000	$962,112	3/6/2017	7,942	$223,973
William Cook	11/6/2017	6,601	$133,102	3/6/2017	2,151	$60,671
(1)
Value realized is the number of shares acquired multiplied by an amount equal to the stock price on exercise minus the option price.

(2)
Number of shares acquired are rounded due to partial dividend equivalent units associated with RSUs.

(3)
Value realized is the number of whole and partial shares acquired (including dividend equivalent units) multiplied by the stock price on vesting of  $28.20.

NEO Employment Agreements

James C. Gouin
Mr. Gouin and the Company entered into an amended and restated employment agreement reflecting his position as our Chief Executive Officer effective January 1, 2017. The terms of the amended and restated employment agreement provide for:
•
an annual base salary of  $800,000, subject to periodic review and adjustment by the Compensation Committee of the Board;

•
eligibility for a variable annual bonus with a target amount equal to 125% of base salary; and

•
eligibility for an annual long-term incentive (“LTI”) award pursuant to our 2010 Equity Incentive Plan with a target amount equal to 250% of base salary.

Mr. Gouin’s amended and restated employment agreement provides for an initial term expiring on December 31, 2017, but is subject to automatic extension for successive one-year periods unless either he or the Company gives the other at least 60 calendar days’ written notice of non-renewal. No such notice was provided prior to year-end; accordingly, the initial term has been extended at least until December 31, 2018. Mr. Gouin’s amended and restated employment agreement also provides for severance payments and benefits in the event of his involuntary termination of employment without cause (including due to death, disability or the Company’s non-renewal of the term) or resignation for good reason. Enhanced severance pay and benefits are also payable if he is involuntarily terminated without cause or resigns for good reason within two years following a change in control of the Company.

36 | Tower International 2018 Proxy Statement

 COMPENSATION MATTERS

Jeffrey L. Kersten
Effective September 1, 2016, Mr. Kersten and the Company entered into an amended and restated employment agreement, reflecting his position as Executive Vice President and Chief Financial Officer. The terms of the amended and restated employment agreement provide for:
•
an annual base salary of  $450,000, subject to periodic review and adjustment by the Compensation Committee;

•
eligibility for a variable annual bonus with a target amount equal to 100% of base salary; and

•
eligibility for an annual LTI award pursuant to our 2010 Equity Incentive Plan with a target amount equal to 100% of base salary.

Mr. Kersten’s amended and restated employment agreement provides for an initial term expiring on December 31, 2017, but is subject to automatic extension for successive one-year periods unless either he or the Company gives the other at least 60 calendar days’ written notice of non-renewal. No such notice was provided prior to year-end; accordingly, the initial term has been extended at least until December 31, 2018. Mr. Kersten’s amended and restated employment agreement also provides for severance payments and benefits in the event of his involuntary termination of employment without cause (including due to death, disability or the Company’s non-renewal of the term) or resignation for good reason. Enhanced severance pay and benefits are also payable if he is involuntarily terminated without cause or resigns for good reason within two years following a change in control of the Company.

Pär Malmhagen
Effective January 19, 2017, Mr. Malmhagen and the Company entered into an employment agreement, reflecting his position as our President. The terms of the amended and restated employment agreement provide for:
•
an annual base salary of  $675,000, subject to periodic review and adjustment by the Compensation Committee;

•
eligibility for a variable annual bonus with a target amount equal to 110% of base salary; and

•
eligibility for an annual LTI award pursuant to our 2010 Equity Incentive Plan with a target amount equal to 120% of base salary.

Mr. Malmhagen’s employment agreement provides for an initial term expiring on December 31, 2017, but is subject to automatic extension for successive one-year periods unless either he or the Company gives the other at least 60 calendar days’ written notice of non-renewal. No such notice was provided prior to year-end; accordingly, the initial term has been extended at least until December 31, 2018. Mr. Malmhagen’s employment agreement also provides for severance payments and benefits in the event of his involuntary termination of employment without cause (including due to death, disability or the Company’s non-renewal of the term) or resignation for good reason. Enhanced severance pay and benefits are also payable if he is involuntarily terminated without cause or resigns for good reason within two years following a change in control of the Company.

Tower International 2018 Proxy Statement | 37

 COMPENSATION MATTERS

Michael Rajkovic
Mr. Rajkovic, our Executive Vice President and Chief Operating Officer, entered into an amended and restated employment agreement with the Company effective January 1, 2017. The terms of the amended and restated employment agreement provide for:
•
an annual base salary of  $650,000, subject to periodic review and adjustment by the Compensation Committee;

•
eligibility for a variable annual bonus with a target amount equal to 110% of base salary; and

•
eligibility for an annual LTI award pursuant to our 2010 Equity Incentive Plan with a target amount equal to 110% of base salary.

Mr. Rajkovic’s employment agreement provides for a term that expires on December 31, 2019, at which time Mr. Rajkovic will retire from employment with the
Company. Upon retirement on December 31, 2019, subject to Mr. Rajkovic’s execution of a release of claims, he will receive (i) an amount equal to the sum of one year’s base salary and an average of the annual bonuses paid to him for the three fiscal years prior to his retirement date, (ii) an annual bonus for the 2019 fiscal year (based on actual performance results for such year), (iii) continued vesting of all then unvested equity and cash-based performance awards at the time(s) that vesting would have occurred had he remained employed (determined in the case of cash-based performance awards, based on actual performance through the retirement date) without pro-ration for any partially completed performance periods, and (iv) continued health coverage for up to twelve months at the rate the Company charges active employees.

William Cook
Effective March 4, 2013, Mr. Cook and the Company entered into an employment agreement, reflecting his position as our Senior Vice President, Global Human Resources. The terms of the employment agreement, as amended from time to time, provide for:
•
an annual base salary of  $424,200, subject to periodic review and adjustment by the Compensation Committee; and

•
eligibility for a variable annual bonus with a target amount equal to 80% of base salary.

In connection with his retirement, Mr. Cook and the Company entered into a Separation and General Release Agreement. In consideration for Mr. Cook’s agreement to extend his post-employment non-competition and non-solicitation period from twelve months to eighteen months and a general release of claims, the Company agreed to provide Mr. Cook (i) continuation of his annual base salary of  $424,200 for sixteen (16) months, (ii) payment, in a single lump sum, of a bonus amount equal to the average annual bonus paid to him for the 2014, 2015 and 2016 years ($293,400), plus an amount equal to the annual bonus, if any, earned by him for 2017, (iii) continued health coverage for up to sixteen (16) months at the rate the Company charges active employees, (iv) continued vesting of his 4,263 outstanding restricted stock units in accordance with the vesting schedule applicable to those units, and (v) continued eligibility for his 2015, 2016 and 2017 performance awards, which will be determined and paid as though Mr. Cook had continued in employment with the Company.

38 | Tower International 2018 Proxy Statement

 COMPENSATION MATTERS
Potential Payments Upon Termination
The following table provides information as to the approximate amounts that would have been payable to the NEOs if they had terminated employment under the circumstances described in the table on December 31, 2017. However, Mr. Cook is not included in the table since he retired on December 31, 2017. Refer to ’’NEO Employment Agreements — William Cook” for a summary of the payments and benefits to which Mr. Cook is or was entitled to as a result of his retirement.
The table does not include benefits under plans that are generally available to all salaried employees and that do not discriminate in favor of executive officers.
A number of factors could affect the amount of certain of the benefits included in the table, including the timing during a year when an event occurs, and the Company’s stock price at the time. Accordingly, the actual amounts payable upon any of the events below could be different than those shown.

	Involuntary Termination Prior to a Change in Control(1)	Involuntary Termination on or Within Two Years Following a Change in Control(2)(3)
James C. Gouin(4)
Cash Severance	$2,600,000(5)	$6,400,000(6)
Accelerated Vesting of Equity and LTI Awards	$3,836,695(7)	$2,999,495(8)
Health Insurance(9)	$12,066	$18,099
Total	$6,448,761	$9,417,594
Jeffrey L. Kersten
Cash Severance	$1,220,371(10)	$2,250,000(11)
Accelerated Vesting of Equity Awards	—	$807,942(12)
Retention Bonus	$722,700(13)	—
Health Insurance(9)	$12,066	$18,099
Total	$1,955,137	$3,076,041
Pär Malmhagen
Cash Severance	$1,701,274(10)	$3,577,500(11)
Accelerated Vesting of Equity Awards	—	$1,249,879(12)
Retention Bonus	$772,393(13)	—
Health Insurance(9)	$12,066	$18,099
Total	$2,485,733	$4,845,478
Michael Rajkovic
Cash Severance	$2,053,447(10)	$3,445,000(11)
Accelerated Vesting of Equity Awards	$2,491,261(14)	$1,968,046(15)
Retention Bonus	—	—
Health Insurance(9)	$12,363	$18,545
Total	$4,557,071	$5,431,590
(1)
Involuntary termination for this purpose means an involuntary termination without Cause (as defined in the NEO’s employment agreement), including due to the NEO’s disability; a resignation by the NEO for Good Reason (as defined in the NEO’s employment agreement); or a failure of the Company to extend the employment term. For each NEO, the cash severance and health insurance benefits set forth below are also paid or provided in the event of the NEO’s termination of employment due to death.

(2)
Includes an involuntary termination of the NEO’s employment without Cause or a resignation by the NEO for Good Reason on or within two years following a Change in Control (as defined in the NEO’s employment agreement).

(3)
Each NEO’s employment agreement provides that the aggregate payments and benefits payable to him as a result of an involuntarily termination occurring on or after a Change in Control will be reduced to the extent necessary to prevent the payments and benefits from being subject to an excise tax under Section 4999 of the Code unless, after a NEO’s payment of all taxes and penalties, the NEO has an after-tax benefit that exceeds his after-tax benefit capped at the maximum amount that would avoid a penalty under Section 4999 of the Code.

(4)
Based on Mr. Gouin’s Second Amended and Restated Employment Agreement effective January 1, 2017.

Tower International 2018 Proxy Statement | 39

 COMPENSATION MATTERS
(5)
Mr. Gouin’s cash severance amount equals the sum of  (i) two times Mr. Gouin’s annualized base salary in effect as of the effective date of termination payable in 12 equal monthly installments, and (ii) a pro-rated portion (based on the number of days in the calendar year up to and including the date of termination) of the annual bonus relating to the calendar year of termination based on the actual awards for the plan year of termination, payable by March 15 of the year after the year of termination. The aggregate amount shown is based on Mr. Gouin’s base salary ($800,000) and his 2017 annual bonus ($1,000,000).

(6)
The cash severance is equal to the sum of  (i) three times Mr. Gouin’s annualized base salary in effect as of the effective date of termination payable in 12 equal monthly installments, plus (ii) an amount equal to three times his target bonus for the year of termination, plus a pro-rated portion (based on the number of days in the calendar year up to and including the date of termination) of the annual bonus relating to the calendar year of termination based on the actual awards for the plan year of termination, payable by March 15 of the year after the year of termination. The aggregate amount shown is based on Mr. Gouin’s annualized base salary ($800,000), his target bonus in effect for 2017 ($1,000,000) and his 2017 annual bonus ($1,000,000).

(7)
The figure represents the sum of the value of unvested equity and performance awards for which vesting would be accelerated, as follows: (i) the value of Mr. Gouin’s 28,298 RSUs (including dividend equivalent units) as of December 31, 2017, multiplied by the closing price of our common stock on December 29, 2017 ($30.55 per share); (ii) the value of the 2015 Performance Award of  $602,700 assuming a payout of 164% as of December 31, 2017; (iii) the value of the 2016 Performance Award of  $367,500 assuming a payout of 100% as of December 31, 2017; and (iv) the value of the 2017 Performance Award of  $2,002,000 assuming a payout of 143% as of December 31, 2017.

(8)
The figure represents the sum of the value of unvested equity and performance awards for which vesting would be accelerated, as follows: (i) the value of Mr. Gouin’s 28,298 RSUs (including dividend equivalent units) as of December 31, 2017 as set forth in Note (7) above; (ii) the value of the 2015 Performance Award of  $367,500 assuming a target payout; (iii) the value of the 2016 Performance Award of  $367,500 assuming a target payout; and (iv) the value of the 2017 Performance Award of  $1,400,000 assuming a target payout. Mr. Gouin’s equity and performance-based awards also vest upon a Change in Control regardless of whether or not his employment terminates, without proration.

(9)
Each of Messrs. Gouin, Kersten, Malmhagen and Rakjovic is entitled to COBRA health insurance coverage for 12 months following termination of employment (eighteen months in the event of an involuntary termination on or within two years following a Change in Control) to the extent that the COBRA premiums exceed the monthly amount charged active employees by the Company for health coverage. The figures presented represent the estimated amount of such cost based on the coverage, if any, each NEO had in effect as of December 31, 2017.

(10)
The cash severance amount shown is equal to the sum of  (i) one times the NEO’s annualized base salary in effect as of the effective date of termination payable in 12 equal monthly installments, plus (ii) an amount equal to the average of his bonuses for the three fiscal years preceding the year of termination, plus a pro-rated portion (based on the number of days in the calendar year up to and including the date of termination) of the annual bonus relating to the calendar year of termination based on the actual awards for the plan year of termination, payable by March 15 of the year after the year of termination. The amount shown with respect to Mr. Kersten is based on his annualized base salary in effect as of December 31, 2017 ($450,000), the average of his bonuses for the three fiscal years ended December 31, 2016 ($320,371) and his 2017 annual bonus ($450,000). The amount shown with respect to Mr. Malmhagen is based on his annualized base salary in effect as of December 31, 2017 ($675,000), the average of his bonuses for the three fiscal years ended December 31, 2016 ($283,774) based on the conversion factor described in note (13) and his 2017 annual bonus ($742,500). The amount shown with respect to Mr. Rajkovic is based on his annualized base salary in effect as of December 31, 2017 ($650,000), the average of his bonuses for the three fiscal years ended December 31, 2016 ($688,447) and his 2017 annual bonus ($715,000).

(11)
The cash severance amount shown is equal to the sum of  (i) two times the NEO’s annualized base salary in effect as of the effective date of termination payable in 24 equal monthly installments, plus (ii) two times the NEO’s target bonus for the year of termination, plus a pro-rated bonus based on the number of days in the calendar year up to and including the date of termination, based on the actual awards for the plan year of termination, payable by March 15 of the year after the year of termination. The amount shown with respect to Mr. Kersten is based on his annualized base salary in effect as of December 31, 2017 ($450,000), an assumed target bonus ($450,000) and his 2017 annual bonus ($450,000). The amount shown with respect to Mr. Malmhagen is based on his annualized base salary in effect as of December 31, 2017 ($675,000), an assumed target bonus ($742,500) and his 2017 annual bonus ($742,500). The amount shown with respect to Mr. Rajkovic is based on his annualized base salary in effect as of December 31, 2017 ($650,000), an assumed target bonus ($715,000) and his 2017 annual bonus ($715,000).

(12)
All outstanding equity awards of the NEO fully vest upon a Change in Control. The figures shown above represent the value of the unvested RSUs (including dividend equivalent units) held by the indicated NEO as of December 31, 2017 based on the closing price of our common stock on December 29, 2016 ($30.55 per share). As of December 31, 2017, Messrs. Kersten and Malmhagen held 7,354 and 11,741 RSUs (including dividend equivalent units), respectively. The figures shown above also include the aggregate value of outstanding performance awards as of December 31, 2017 based on target payout, without proration.

(13)
Figure shows the retention bonus amount that the NEO would be entitled to receive in the event of an involuntary termination under the circumstance presented. The retention bonuses are also payable in the event of termination of employment prior to a Change in Control due to death or disability. The amount shown is payable in a lump sum, in general, immediately following the date the NEO has a vested right to the bonus. Mr. Malmhagen’s Retention Bonus is 643,500 Euros, and has for purposes of this presentation been converted to U.S. dollars based on a reported foreign exchange rate as of December 29, 2017 of one Euro being equal to $1.2003.

(14)
Under the circumstance presented, Mr. Rajkovic would, pursuant to his Second Amended and Restated Employment Agreement, continue to vest in his equity and performance-based awards at the times that such awards would have vested had his employment not been terminated. In the case of cash-based performance awards, the amount to which he would be entitled is based on the amount of the award that would have been earned had the relevant performance period ended on his planned retirement date (December 31, 2019) based on actual performance results and without proration. The figure shown represents (i) the value of his 16,531 unvested RSUs (including dividend equivalent units) as of December 31, 2017, multiplied by the closing price of our common stock on December 29, 2017 ($30.55 per share), and (ii) the aggregate value of outstanding performance awards as of December 31, 2017, without proration.

(15)
Under Mr. Rajkovic’s Second Amended and Restated Employment Agreement, he will be fully vested in his equity and performance-based awards upon a Change in Control. His cash-based performance awards in that circumstance will be paid at target without proration. The figure shown represents (i) the value of his unvested RSUs (including dividend equivalent units) as of December 31, 2017 (as set forth in Note (14) above), and (ii) the aggregate value of outstanding performance awards as of December 31, 2017 based on target payout, without proration.

40 | Tower International 2018 Proxy Statement

 COMPENSATION MATTERS
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of James C. Gouin, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.
For the year ended December 31, 2017, our last completed fiscal year:
•
the median of the annual total compensation of all of our Company’s employees, other than our CEO, was $39,108; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $3,435,665.

Based on this information, for 2017, the ratio of the annual total compensation of Mr. Gouin, our CEO, to the median of the annual total compensation of all employees other than our CEO, was 88 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our “median employee” and our CEO, we took the following steps:
1.
We determined that as of October 9, 2017, our employee population consisted of approximately 6,725 employees worldwide who had 2016 taxable compensation. We did not use any of the exemptions available under Item 402(u) of Regulation S-K to exclude any of our employees located in jurisdictions outside of the U.S. Our employee population consisted of our full-time, part-time and temporary employees.
2.
To identify the “median employee” from our employee population, we compared the taxable compensation of all of our 6,725 employees, as reportable under the tax laws of each of the respective jurisdictions where our employees are located.

3.
We identified our median employee using taxable compensation as our compensation measure, which was consistently applied to all our employees. We did not 1) make any cost-of-living adjustments, 2) annualize any employee’s compensation or 3) use statistical sampling in identifying our median employee. All amounts were converted from applicable local currencies to U.S. dollars using the respective exchange rates on December 30, 2016.

4.
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, and valued nondiscriminatory and personal benefits, resulting in annual total compensation of $39,108.

5.
With respect to the annual total compensation of our CEO, we used the amount reported in the 2017 “Total” column of the Summary Compensation Table included in this Proxy Statement (which includes the value of nondiscriminatory and personal benefits, since the value of such non-discriminatory and personal benefits is included in the annual total compensation of our median employee).

Tower International 2018 Proxy Statement | 41

 COMPENSATION MATTERS
Compensation of Board Members
The following table sets forth a summary of our non-employee Board members’ compensation for fiscal 2017.
		Fees Earned or Paid in Equity
Name	Fees Earned or Paid in Cash	Grant Date	Number of Shares of Stock or Units(1)	Base Price of Stock Awards	Grant Date Fair Value of Stock Awards(2)	Total Cash and Grant Value
Thomas K. Brown(3)	$153,333	3/6/2017	3,546	$28.20	$99,997	$328,343
		5/1/2017	2,768	$27.10	$75,013
Nicholas Chabraja(4)	$60,000	3/6/2017	6,206	$28.20	$175,009	$235,009
James Chapman	$115,000	3/6/2017	3,546	$28.20	$99,997	$214,997
Alison Davis-Blake	$105,000	3/6/2017	3,546	$28.20	$99,997	$204,997
Frank English, Jr.	$105,000	3/6/2017	3,546	$28.20	$99,997	$204,997
Dev Kapadia	$105,000	3/6/2017	3,546	$28.20	$99,997	$204,997
Mark Malcolm	$100,000	3/6/2017	3,546	$28.20	$99,997	$199,997
(1)
Awards reflect the number of RSUs granted to the directors, excluding any dividend equivalent units. The RSUs granted have a one-year vesting requirement. A director who voluntarily resigns before vesting will forfeit the award. Directors will only be issued shares related to vested RSUs when they leave the service of the Board.

(2)
Grant date fair value of RSUs is the base price of stock awards, multiplied by the number of RSUs awarded.

(3)
Appointed Board Chairman on 4/30/2017

(4)
Retired from Board Service on 4/30/2017

42 | Tower International 2018 Proxy Statement

SECURITY OWNERSHIP
The following table sets forth as of March 7, 2018, certain information with respect to the beneficial ownership of our common stock by:
•
each of our Named Executive Officers;

•
each of our directors;

•
all of our directors and executive officers as a group; and

•
each person or group of affiliated persons who is known by us to beneficially own more than 5% of our common stock.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC’s rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In addition, a person who has the right to acquire beneficial ownership of securities within sixty days after a specified date is deemed to be the beneficial owner of those securities as of that date. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity excludes shares reserved for issuance under our 2010 Equity Incentive Plan. Non-employee directors who receive RSUs generally do not have rights as stockholders with respect to vested RSUs until the earlier of the date when they cease their service with the Company or the date of consummation of a change in control (as defined). We have not treated such RSUs as being beneficially owned by such directors because of the delay in settlement, but in the footnotes to the following table we have distinguished between RSUs that (i) are vested or will vest within sixty days of March 7, 2018 and (ii) those that will not vest within sixty days of March 7, 2018.
Unless otherwise indicated, the address of each beneficial owner is c/o Tower International, Inc., 17672 Laurel Park Drive North, Suite 400E, Livonia, MI 48152.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
James C. Gouin(1)	160,286.01	*
Pär Malmhagen(2)	16,116	*
Jeffrey Kersten(3)	61,009	*
Michael Rajkovic(4)	91,199.98	*
William Cook(5)	6,964	*
Thomas K. Brown(6)	6,390	*
James Chapman(7)	0	*
Alison Davis-Blake(8)	0	*
Frank E. English, Jr.(9)	0	*
Dev Kapadia(10)	0	*
Mark Malcolm(11)	922,926	4.4%
Executive officers and directors as a group (14 persons)(12)	1,265,528	6.1%
5% Stockholders
BlackRock, Inc.(13)	2,589,772	12.61%
Dimensional Fund Advisors LP(14)	1,221,400	5.95%
LSV Asset Management(15)	1,080,595	5.26%
*
Less than 1%.

(1)
Includes options to purchase 36,818 shares that are exercisable within 60 days of March 7, 2018. Excludes 2,336.93 shares of common stock underlying unvested RSUs granted on March 4, 2016 (and DEUs associated with those RSUs); 14,432.86 shares of common stock underlying unvested RSUs granted on March 6, 2017 (and DEUs associated with those RSUs); and 57,143 shares of common stock underlying unvested RSUs granted on March 6, 2018.

Tower International 2018 Proxy Statement | 43

 SECURITY OWNERSHIP
(2)
Includes options to purchase 5,161 shares that are exercisable within 60 days of March 7, 2018. Excludes 1,064.41 shares of common stock underlying unvested RSUs granted on March 4, 2016 (and DEUs associated with those RSUs); 5,844.77 shares of common stock underlying unvested RSUs granted on March 6, 2017 (and DEUs associated with those RSUs); and 72,572 shares of common stock underlying unvested RSUs granted on March 6, 2018.

(3)
Includes options to purchase 30,810 shares that are exercisable within 60 days of March 7, 2018. Excludes 893.57 shares of common stock underlying unvested RSUs granted on March 4, 2016 (and DEUs associated with those RSUs); 3,246.98 shares of common stock underlying unvested RSUs granted on March 6, 2017 (and DEUs associated with those RSUs); and 12,857 shares of common stock underlying unvested RSUs granted on March 6, 2018.

(4)
Excludes 3,059.65 shares of common stock underlying unvested RSUs granted on March 4, 2016 (and DEUs associated with those RSUs); 5,158.95 shares of common stock underlying unvested RSUs granted on March 6, 2017 (and DEUs associated with those RSUs); and 13,619 shares of common stock underlying unvested RSUs granted on March 6, 2018.

(5)
Excludes 835.58 shares of common stock underlying unvested RSUs granted on March 4, 2016 (and DEUs associated with those RSUs); and 1,354.35 shares of common stock underlying unvested RSUs granted on March 6, 2017 (and DEUs associated with those RSUs).

(6)
Excludes 18,700.22 vested RSUs (and DEUs associated with those RSUs) and 7,048 RSUs which will not vest until March 6, 2019.

(7)
Excludes 15,995.34 vested RSUs (and DEUs associated with those RSUs) and 4,190 RSUs which will not vest until March 6, 2019.

(8)
Excludes 14,310.89 vested RSUs (and DEUs associated with those RSUs) and 4,190 RSUs which will not vest until March 6, 2019.

(9)
Excludes 15,995.34 vested RSUs (and DEUs associated with those RSUs) and 4,190 RSUs which will not vest until March 6, 2019.

(10)
Excludes 15,995.34 vested RSUs (and DEUs associated with those RSUs) and 4,190 RSUs which will not vest until March 6, 2019.

(11)
Includes options to purchase 246,480 shares that are exercisable within 60 days of March 7, 2018. Excludes 3,608.21 vested RSUs (and DEUs associated with those RSUs) and 4,190 RSUs which will not vest until March 6, 2019.

(12)
Includes options to purchase 319,269 shares that are exercisable within 60 days of March 7, 2018. Excludes 11,838.03 shares of common stock underlying vested RSUs granted on March 6, 2014 (and DEUs associated with those RSUs); 3,834.33 shares of common stock underlying vested RSUs granted on April 1, 2014 (and DEUs associated with those RSUs); 2,261.56 shares of common stock underlying vested RSUs granted on October 17, 2014 (and DEUs associated with those RSUs); 19,949.25 shares of common stock underlying vested RSUs granted on March 6, 2015 (and DEUs associated with those RSUs); 30,624.58 shares of common stock underlying vested RSUs granted to non-employee directors and unvested RSUs granted to executive officers on March 4, 2016 (and DEUs associated with those RSUs); 52,523.59 shares of common stock underlying vested RSUs granted to non-employee directors and unvested RSUs granted to executive officers on March 6, 2017; and 189,828 shares of common stock underlying unvested RSUs granted on March 6, 2018.

(13)
Based on information set forth in a Schedule 13G/A filed January 19, 2018. The stockholder’s address is 55 East 52nd Street, New York, NY 10055.

(14)
Based on information set forth in a Schedule 13G filed February 9, 2018. The stockholder’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(15)
Based on information set forth in a Schedule 13G filed February 13, 2018. The stockholder’s address is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

44 | Tower International 2018 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS
Related Persons Transaction Policy
Our Board recognizes that related person transactions, as defined in our related person transaction policy, present a risk of actual or perceived conflicts of interest that could damage the reputation and public trust of our Company. The Audit Committee reviews this policy annually and will recommend amendments, if any, to the Board for its consideration. In addition, the Board has determined that the Audit Committee shall consider, approve or ratify each related person transaction to the extent provided in our related person transaction policy.
The Audit Committee will, in determining whether to approve or ratify a related person transaction, take into account, among other factors it deems appropriate: (i) the benefits to our Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed related person transaction; (v) whether the transaction is on terms no less favorable to the Company than terms generally available with respect to an unaffiliated third party; and (vi) the extent of the related person’s interest in the transaction. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Tower International 2018 Proxy Statement | 45

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities.
To the Company’s knowledge, based solely on a review of the copies of such filings furnished to the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2017.

Stockholder Proposals and Nominations for Director
Deadlines to Have Matters Considered at a Meeting. Under the Company’s Bylaws, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice of the nomination or such other business to the Company’s Corporate Secretary and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Corporate Secretary not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the prior year’s meeting, notice must be delivered not later than the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which the Company makes public announcement of the date of the meeting. For purposes of the 2019 Annual Meeting, assuming it is not moved more than thirty (30) days before or more than sixty (60) days after April 19, 2019, to be timely, a stockholder’s notice must be delivered to the Corporate Secretary not later than Saturday, January 19, 2019, nor earlier than Thursday, December 20, 2018. Any such notice must include the applicable information required pursuant to Section 2.10 of the Company’s Bylaws. Nominations or proposals not meeting these requirements will not be entertained at the Annual Meeting.
Deadlines for Inclusion of Matters in the Company’s Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the Company’s Proxy Statement and form of proxy for the 2019 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Under Rule 14a-8, to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for the 2019 Annual Meeting of Stockholders, among other things, a proposal must qualify as a proper subject matter under SEC Rule 14a-8 and be received no later than Wednesday, November 21, 2018.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from the stockholder’s broker or the Company that they or the Company will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes the stockholder’s consent. If, at any time, the stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, or if the stockholder is receiving multiple copies of the proxy statement and wishes to receive only one, the stockholder should notify the stockholder’s broker if the stockholder’s shares are held in a brokerage account or the Company if the stockholder holds common stock directly. The Company will deliver promptly upon request a separate copy of the 2017 Annual Report to

46 | Tower International 2018 Proxy Statement

 ADDITIONAL INFORMATION
Stockholders or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the document was delivered. Requests in writing should be addressed to: Tower International, Inc., 17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152, Attention: Investor Relations.

Annual Report; Financial and Other Information
The Company’s annual audited financial statements and review of operations for 2017 can be found in the Company’s Annual Report to Stockholders for the year ended December 31, 2017. A copy of the Annual Report to Stockholders is being mailed concurrently with this Proxy Statement to each stockholder. The Company will furnish without charge a copy of the 2017 Annual Report on Form 10-K (including the financial statements, schedules and a list of exhibits), as well as a copy of any of the documents referenced in this Proxy Statement as being available upon written request, to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on the Record Date.
The Company’s Annual Report on Form 10-K may be obtained without charge over the Internet at the Company’s website at www.towerinternational.com or at the SEC website www.sec.gov. The Company’s Annual Report to Stockholders may be obtained without charge over the Internet at the Company’s website at www.towerinternational.com. The Company will also furnish copies of any exhibits to the 2017 Form 10-K to eligible persons requesting exhibits at a cost of  $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Tower International, Inc., 17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152, Attention: Investor Relations.

Director Attendance
Our Board members are encouraged, but not required by any specific Board policy, to attend our Annual Meeting of stockholders. All Board members attended the Company’s 2017 Annual Meeting of its stockholders.
Tower International 2018 Proxy Statement | 47

OTHER MATTERS
The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter that may properly be acted upon properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.
By Resolution of the Board of Directors,
Nanette Dudek
Secretary
March 21, 2018
YOUR VOTE IS EXTREMELY IMPORTANT. HERE ARE THE MANY DIFFERENT WAYS THAT YOU MAY VOTE:
Telephone	Internet	Mail	Mobile Device	In Person
Call toll-free at 1 (800) 690-6903 Have your proxy card in hand and simply follow the instructions	Visit www.proxyvote.com Have your proxy card in hand and simply follow the instructions	Mark, sign and date your proxy card or voting instruction form and return it in the postage pre-paid envelope	Scan this QR code Have your proxy card in hand and simply follow the instructions	Attend the Annual Meeting
The Proxy Statement and the accompanying Annual Report to Stockholders are available at: www.proxyvote.com.
48 | Tower International 2018 Proxy Statement

www.towerinternational.com

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/18/2018 for shares held directly and by 11:59 P.M. ET on 04/16/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/18/2018 for shares held directly and by 11:59 P.M. ET on 04/16/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1A Thomas K. Brown	☐	☐	☐
1B James Chapman	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

NOTE: Action upon such other business that may properly come before the Annual Meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000365839_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and AR/10K Wrap are available at www.proxyvote.com

TOWER INTERNATIONAL, INC.
Annual Meeting of Stockholders
April 19, 2018 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James C. Gouin and Nanette Dudek, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TOWER INTERNATIONAL, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on Thursday, April 19, 2018, at Laurel Park Office Complex, 17672 Laurel Park Drive North, Livonia, Michigan, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000365839_2 R1.0.1.17